UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2021

To the Shareholders of
GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2021 Annual Meeting of Shareholders (Annual Meeting) will be held in a virtual format, via live audio webcast, at 10:00 a.m., Central Daylight Time, on Thursday, April 29, 2021. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or via the Internet. If you attend the Annual Meeting, you may change your vote during the meeting if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2020.

Sincerely,

Gary L. Coleman Co-Chairman and Chief Executive Officer

Larry M. Hutchison Co-Chairman and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

DATE: Thursday, April 29, 2021
TIME:     10 a.m. Central Daylight Time
PLACE: Online via live audio webcast
                   Register to attend the meeting at
                   register.proxypush.com/GL.
Directions on how to attend the virtual Annual Meeting can be found on our Company's website at: https://investors.globelifeinsurance.com under the Calls & Meetings heading.

VOTING MATTERS		PAGE

☑	Election of Directors	5
☑	Ratification of Appointment of Independent Registered Public Accounting Firm	11
☑	Advisory Vote to Approve Executive Compensation	11-12
☑	Transact any other business that properly comes before the meeting.

Virtual Annual Meeting
In light of ongoing developments related to the coronavirus (COVID-19) pandemic and after careful consideration of applicable federal, state and local guidance, for the safety, health and well-being of our shareholders, employees and other meeting attendees, we have determined that the 2021 Annual Meeting will be held in a virtual meeting format only, online via live audio webcast. Additionally, it is our belief that a virtual meeting will help to facilitate attendance and participation by shareholders from any geographic location with internet connectivity.
You may register for and attend the virtual meeting online using your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Please ensure that your browser is compatible. As a shareholder, in order to register you will need to visit register.proxypush.com/GL and enter the control number included on your proxy card or voting instruction form. After registering, you will receive a confirmation email and another email approximately one hour prior to the start of the meeting (10:00 a.m. Central Daylight Time), at the email address provided during registration, with a unique link to access the virtual meeting. Registration support is available via an email address displayed on the registration page. Meeting access support may be obtained via a toll-free number listed on the email pre-registered shareholders will receive one hour prior to the start of the meeting.
During the virtual meeting, shareholders will be able to participate in the meeting, securely vote, submit questions or comments to management (in accordance with the Company's Shareholders' Rights Policy), and access a copy of the shareholder list by clicking on an active link, just as one could at an in-person meeting. Guests will also be able to access the meeting and listen to the live audio webcast.
The meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.
Record Date
The close of business on Wednesday, March 3, 2021 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.
How to Vote
Your vote is important. We urge you to vote and submit your proxy in advance of the meeting. You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the virtual Annual Meeting. You may also choose to vote your shares by internet or telephone. You may revoke your proxy at any time before it is voted at the meeting. If you are a beneficial shareholder and wish to vote during the meeting, you must first have obtained a legal proxy from your bank, broker or other nominee which must be submitted, via email, either in advance of the meeting to EQSS-ProxyTabulation@equinit.com or along with the voting ballot during the meeting.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 18, 2021
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 29, 2021: The Company’s Proxy Statement and 2020 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Note: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2020, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

PROXY STATEMENT SUMMARY
AND COMPANY HIGHLIGHTS

2020 Performance Highlights

Globe Life Inc. (the "Company"), experienced a successful year in 2020, even in light of COVID-19. The Company continues to conduct business effectively and run its operations efficiently. While we saw life underwriting margins decrease from the prior year, primarily from higher incurred claims due to COVID-19, we are optimistic for the future and believe we will emerge stronger from the pandemic. The Company is well positioned to create sustainable growth and build shareholder value for years to come. The charts below highlight what we consider to be the most important metrics we use to evaluate our business. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures.

2020 Performance Highlights

($ in millions)

$732 Net Income	**$738** Net Operating Income	**$388** Excess Cash Flow
25% Life Underwriting Margin	**24%** Health Underwriting Margin	**6%** Total Premium Increase

2020 Shareholder Value Creation

$380 million returned to shareholders through 4.5 million shares repurchased

$78 million in shareholder dividends

Book Value Per Share (excluding net unrealized gains or losses on fixed maturities) 1 year: 10.1%

    1                 GL 2021 Proxy Statement

Net Income Per Share

Compound Annual Growth Rate:
10-Year: 9.7%, 5-Year: 10.4%

$2.70
$3.60
$4.09
$4.49
$6.09
$6.82
2010
2012
2014
2016
2018
2020

Net Operating Income Per Share

Compound Annual Growth Rate:
10-Year: 10.6%, 5-Year: 10.7%

$2.52
$3.31
$3.92
$4.49
$6.13
$6.88
2010
2012
2014
2016
2018
2020

Net Income as Return on Equity

13.4%
13.0%
12.5%
12.0%
12.3%
9.5%
2010
2012
2014
2016
2018
2020

Note: Values for 2010 are not retroactively adjusted for the effects of ASU 2010-26.

Net Operating Income as Return on Equity

(Excluding Net Unrealized Gains or Losses on Fixed Maturities)

13.8%
15.5%
14.9%
14.6%
14.6%
13.5%
2010
2012
2014
2016
2018
2020

Note: Values for 2010 are not retroactively adjusted for the effects of ASU 2010-26.

Underwriting Income

($ in millions)
Compound Annual Growth Rate:
10-Year: 4.5%, 5-Year: 3.5%

$455
$517
$588
$598
$676
$707
2010
2012
2014
2016
2018
2020

    2                 GL 2021 Proxy Statement

Executive Compensation Highlights

Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder wealth over the long term. Specific highlights include:

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation
	•	Equity awards are made as a consistent percentage of market capitalization to provide maximum alignment with shareholders
	•	Realizable pay, the truest test of executive value received, is well-aligned with the Company's total shareholder return (TSR)

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	No liberal share recycling on stock options and SARs
	•	Awards subject to both minimum vesting requirements and the Company’s clawback policy
	•	Fungible share count discourages granting restricted stock

Compensation Governance	•	The Board’s independent Compensation Committee oversees the compensation program
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each named executive officer’s (NEOs) target opportunity
	•	No dividend equivalents on performance share units
	•	Robust stock ownership guidelines for executive officers and directors
	•	Clawback policy applicable to current and former executive officers in the event of financial statement restatement
	•	NEOs (including the Co-CEOs) do not have employment contracts or severance agreements, with change of control provisions, entered into at time of employment

Shareholder Support	•	In 2020, we received strong support for our executive compensation programs, with approximately 93% of votes cast approving our advisory say-on-pay resolution
	•	Since 2011, our say-on-pay voting results have averaged a 96.2% approval rate
The compensation recommendations and decisions for 2020 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Board Advisory, Inc.) and the independent members of the Board (with respect to the persons who served as Co-CEOs during 2020) are summarized in the Executive Summary of Compensation Discussion and Analysis in this Proxy Statement.

    3                 GL 2021 Proxy Statement

Governance Highlights

Corporate governance remained a focus of our Board and Company management in 2020. Our corporate governance practices were overseen by our Co-Chairmen and Chief Executive Officers, independent Lead Director and the Governance and Nominating Committee. Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong independent Lead Director
	•	100% independent Board committees
	•	Regular Executive Sessions of the independent members of the Board
	•	Independent Compensation Committee Consultant
	•	9 of 11 Board members are independent

Good Corporate Governance Practices	•	Annual Board and committee evaluations, including periodic individual Director evaluations
	•	Policies prohibiting hedging and providing for clawbacks
	•	Appropriate mix of diversity and tenure on Board
	•	Director and executive stock ownership requirements
	•	Director Retirement Age and Tenure Policy

Shareholders' Rights	•	Shareholders' Rights Policy
	•	Proxy access
	•	No supermajority voting provisions
	•	Annual election of Directors
	•	Majority voting standard for uncontested Director elections

People and Culture	•	Succession planning and leadership development for the Board, Board leadership, executive officers and senior management positions
	•	Oversight of programs, policies and initiatives to foster an engaged, stable and diverse workforce
	•	Work environment based on accountability and standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives

Focus on Sustainability	•	Board oversight of sustainability, including Audit Committee oversight of an Enterprise Risk Management Committee which receives periodic reports from the Environmental, Social and Governance (ESG) Committee
	•	Senior management level ESG Committee responsible for setting the Company's sustainability agenda, pursuant to a charter adopted by the Board of Directors
	•	Business practices designed to further good corporate citizenship and reflect sound fiscal management
	•	Published ESG Report
Additional information can be found in the Corporate Governance section of this Proxy Statement.
Board Composition Highlights
    4                 GL 2021 Proxy Statement

Voting Matters

At Globe Life Inc.'s 2021 Annual Meeting of Shareholders, you are being asked to:

Elect Directors
All eleven of our current directors are standing for re-election to a one-year term based upon a majority voting standard: Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen.

Information about the director nominees’ qualifications and tenure on the Board is located in the sections of this Proxy Statement entitled Director Nominee Profiles and Director Nominees Skills Matrix.

Approve Auditors	Deloitte and Touche LLP, who have served as Globe Life Inc.'s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2021.

Advise on Executive Compensation
You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the various compensation tables and accompanying narrative compensation disclosures found in the Compensation Discussion and Analysis section of this Proxy Statement.

PROPOSAL NUMBER 1
 Election of Directors

The Board of Directors proposes the election of Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2022 and until his or her successor is elected and qualified. Upon their re-nomination as directors, all directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. Effective February 26, 2020, the number of directors was set at 11 persons.
Effective as of April 30, 2019, absent extraordinary circumstances, non-management directors must retire from the Board at the annual meeting of shareholders immediately following the earlier of their 74th birthday or their completion of 18 years of service on the Board. Directors who are employees/officers of the Company must retire from active service as directors at the annual meeting of shareholders immediately following their 70th birthday. On November 5, 2020, the Board determined that, given the unique challenges posed by the COVID-19 pandemic and the Board's temporary inability to conduct in-person interviews with prospective candidates, and as a result of Mr. Adair's valuable experience and lengthy tenure as a Board member, the interests of the Company and its shareholders would be best served by re-nominating Mr. Adair for an additional one-year term as a director, notwithstanding his completion of 18 years of service as of the Company's Annual Meeting of Shareholders in 2021.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.
    5                 GL 2021 Proxy Statement

Director Nominees

The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees that possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations	Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.
Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other Experience Running Large Organizations	Experience leading large organizations is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive financial and operational results.
Enterprise Risk Management	Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have a material adverse impact on our business and ultimately shareholder value.
External Auditing	Helps fulfill oversight responsibilities related to evaluating the qualifications, independence and performance of the independent auditors who audit our consolidated and statutory financial statements and help assess the adequacy and effectiveness of our internal controls.
Financial Services	Experience in the financial services sector contributes to the Board's understanding of the complex financial issues and regulatory requirements we regularly encounter as an insurance holding company with multiple insurance subsidiaries.
High Level Senior Management (Below CEO)	Experience managing and leading functional areas critical to the operations of complex business organizations can provide insight into strategy and methods we can use to increase effectiveness and productivity in furtherance of our strategic objectives.
Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security	Can better inform the Board regarding technical issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.
Insurance Industry	Provides an understanding of the different types of insurance products our insurance subsidiaries offer and the distinct market niches in which they operate.
International Business	International business experience helps with recognizing and appreciating the potential opportunities and challenges affecting our non-U.S. operations resulting from the diverse business environments in which they operate.
Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance	We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.
Marketing/Advertising	Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.
Mergers and Acquisitions	Important for recognizing potential opportunities to maximize the use of our capital resources and for evaluating the strategic, business, financial, legal and human resources issues involved with such transactions.
Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

    6                 GL 2021 Proxy Statement

Director Nominee Profiles

Charles E. Adair

	Independent Director	Member, Compensation Committee

Principal Occupation: President of Kowaliga Capital, Montgomery, Alabama, an investment management company since December 1993.
He is also a director of Rayonier Advanced Materials, Inc. and formerly served as a director of Tech Data Corporation (1995-2020).
Mr. Adair holds a B.S. in Accounting from the University of Alabama and completed the Advanced Management Program at Harvard Business School.
He brings to the Board extensive corporate governance experience developed from more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. Additionally, Mr. Adair has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

Director since April 2003
Age 73

Linda L. Addison

	Independent Director	Chair, Compensation Committee

Principal occupation: Of Counsel, Norton Rose Fulbright US LLP, since January 2017 (Formerly Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, 2013-2016).
She serves as an independent director of KPMG LLP, the U.S. audit, tax, and advisory firm, and as a director of the non-profit boards of Catalyst and the M.D. Anderson Center Board of Visitors. Additionally, she serves as a Trustee of the University of Texas Law School Foundation.
Ms. Addison received a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law. She earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University's Software Engineering Institute.
As a global business leader with more than three decades of practical experience, Ms. Addison brings a broad array of skills to the Board, including expertise in corporate governance, cybersecurity oversight, technology, strategic planning, risk assessment and risk management, regulatory/compliance, compensation, mergers and acquisitions, human capital management, and marketing.

Director since Feb. 2018
Age 69

Marilyn A. Alexander

	Independent Director	Chair, Governance and Nominating Committee

Principal occupation: Self-employed management consultant since November 2003 and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues, since January 2006.
Ms. Alexander is a director of McCarthy Holdings, Inc. She also formerly served as a director of DCT Industrial Trust, Inc. (2011-2018) and of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Trustees, Chapman University, Orange, California.
She has an A.B. in Philosophy from Georgetown University and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania and holds a CPA license in the Commonwealth of Virginia.
Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort, where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin, as well as her own consultancy practice.

Director since Feb. 2013
Age 69

Cheryl D. Alston

	Independent Director	Member, Audit Committee

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas ("ERF"), a $3.6 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston serves on the Board of CHRISTUS Health, Blue Cross Blue Shield of Kansas City, and the Federal Home Loan Bank of Dallas. She formerly served as a director of Mercy Health in St. Louis, MO and as a member of the Pension Benefit Guaranty Corporation Advisory Committee.
She holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Leonard N. Stern School of Business at New York University.
With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since Feb. 2018
Age 55

    7                 GL 2021 Proxy Statement

Jane M. Buchan

	Independent Director	Member, Compensation Committee

Principal Occupation: Chief Executive Officer of Martlet Asset Management LLC, Newport Beach, California, since August 2018 (Formerly CEO of Pacific Alternative Asset Management Company, LLC, Irvine, California, a fund of hedge funds focused on institutional investors, March 2000 - July 2018; Co-CEO of PAAMCO Prisma Holdings, LLC June 2017 - July 2018).
Ms. Buchan is a director of AGF Management Limited and Innocap Investment Management. She formerly served as Chairwoman and Director of Chartered Alternative Investment Association (CAIA). She is a Trustee of Reed College, Portland, Oregon and the University of California Irvine Foundation.
She has a B.A. in Economics from Yale University and an M.A. and Ph.D. in Business Economics/Finance from Harvard University.
Ms. Buchan's 30+ year career as an investment professional, including her experience as CEO of Pacific Alternative Asset Management and as Co-CEO of PAAMCO Prisma Holdings, LLC (which grew to $32 billion under management placing it third globally in the league tables at the time of her retirement), her time in the Capital Markets Group of J.P. Morgan Investment Management, and as an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth College provides the Board with a broad range of investment management skills.

Director since Oct. 2005
Age 57

Gary L. Coleman

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.
Mr. Coleman is also a member of the Board of Directors, Texas Rangers Baseball Foundation.
He earned a B.B.A. from the University of Texas at Austin.
Mr. Coleman's 46 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 39 years' service in or responsibilities for various accounting, financial and investment functions at the Company and its subsidiaries, including 13 years as the Chief Financial Officer of the Company, provides the Board with financial and operating perspectives from both management and independent accounting.

Director since Aug. 2012
Age 68

Larry M. Hutchison

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.
Mr. Hutchison received a B.B.A. in Economics from the University of Iowa and a J.D. from Drake University.
He contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 41 years of experience as an in-house corporate attorney and business executive, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 35 years ago and leading to 15 years of service as the General Counsel of the Company.

Director since Aug. 2012
Age 67

Robert W. Ingram
Lead Director
	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: Retired Accounting Educator.
He has a B.A. in English from Eastern New Mexico University, M.A. in English from Abilene Christian University and Ph.D. in Accounting from Texas Tech University.
Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting, financial reporting and management expertise.

Director since Oct. 2005
Age 72

    8                 GL 2021 Proxy Statement

Steven P. Johnson

	Independent Director	Chair, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013.
He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, regulatory, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41-year career with Deloitte & Touche, LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since Nov. 2016
Age 70

Darren M. Rebelez

	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: President and Chief Executive Officer of Casey’s General Stores, Inc. (NASDAQ: CASY), Ankeny, Iowa, a convenience store chain operating over 2,000 stores located primarily in the Midwest U.S., since June 2019 (Formerly President of International House of Pancakes, LLC (IHOP) of Glendale, California, May 2015-June 2019).
Mr. Rebelez also serves as an advisory board member of Children of Fallen Patriots Foundation.
He holds a B.S. in Foreign Area Studies from the United States Military Academy and a M.B.A. from the University of Houston.
Through his roles at Casey’s and IHOP, and through his seven years spent as the former Executive Vice President and Chief Operating Officer of 7-Eleven, companies which also target the middle-income market, Mr. Rebelez brings to the Board experience in store operation, development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Director since Feb. 2010
Age 55

Mary E. Thigpen

	Independent Director	Member, Audit Committee

Principal occupation: Self-employed Consultant providing advisory services in strategy development, technology assessments, and global go-to-market operational competencies since February 2019 and September 2015-October 2017. (Formerly CEO and Director of OpsDataStore, LLC, Johns Creek, Georgia, a big data analytics and visualization software company, October 2017-January 2019).
Ms. Thigpen also serves as a director of Achievelt Online, LLC and formerly served as a director of Opus Bank (2019-2020).
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, cybersecurity, strategic planning, corporate governance, international business, sales and marketing developed as a result of her time as CEO of OpsDataStore and as CEO of North Plains, LLC and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since Feb. 2018
Age 61

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Director Nominees Skills Matrix
While not an exhaustive list, the table below reflects some of the qualifications and attributes possessed by one or more of the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.

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PROPOSAL NUMBER 2
 Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2021 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2020 and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2021 and has recommended that the shareholders ratify the appointment of Deloitte for 2021.

A representative of Deloitte is expected to be present at the meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

PROPOSAL NUMBER 3
Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Company shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are asking for shareholder approval of the compensation of our named executive officers, as disclosed in accordance with SEC rules, including the disclosures in Compensation Discussion and Analysis, the compensation tables and the related narrative compensation disclosures of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the mix of compensation elements, the terms of the Management Incentive Plan (MIP Plan) and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

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Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:

    “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.
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INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years[1]
J. Matthew Darden	50	EVP and Chief Strategy Officer of Company since Jan. 2017; President of American Income since July 2018. (President of Family Heritage Jan. 2017 - July 2018; EVP-Innovations & Business Development of Company Oct. 2014 - Dec. 2016)
Steven J. DiChiaro	54	Chief Executive Officer, Liberty National Division of Liberty since Sept. 2019. (Chief Executive Officer, LNL Agency Division of Liberty Jan. 2018 - Sept. 2019; President of LNL Agency Division of Liberty Jan. 2017 - Dec. 2017, President of Liberty Jan. 2015 - Dec. 2016)
Steven K. Greer	48	Chief Executive Officer, American Income Life Division of American Income since Dec. 2019. (Chief Executive Officer, American Income Division of American Income Sept. 2019 - Dec. 2019; Chief Executive Officer, AIL Agency Division of American Income Jan. 2018 - Sept. 2019; President of AIL Agency Division of American Income Jan. 2017 - Dec. 2017, President of American Income Jan. 2016 - Dec. 2016)
Jennifer A. Haworth	47	EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019. (Corporate SVP, Marketing of Company Nov. 2019 - Dec. 2019; VP, Marketing of Company Jan. 2018 - Nov. 2019; SVP, Marketing of Globe Dec. 2011 - Sept. 2019)
Mary E. Henderson	57	Corporate SVP, Enterprise Lead Generation of Company since Nov. 2019; Divisional SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP, Enterprise Lead Generation of Company Jan. 2018 - Nov. 2019; SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American Apr. 2017 - Sept. 2019; SVP of Globe Feb. 2011 - Apr. 2017)
M. Shane Henrie	47
Corporate SVP and Chief Accounting Officer of Company since Nov. 2019; Divisional SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP and Chief Accounting Officer of Company Jan. 2019 - Nov. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Family Heritage May 2017 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Liberty June 2019 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Asst. Treasurer of Liberty Jan. 2014 - June 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Globe and United American Sept. 2012 - Sept. 2019)

Thomas P. Kalmbach	56	EVP and Chief Actuary of Company since Jan. 2019; SVP and Chief Actuary of American Income, Globe, Liberty and United American since Aug. 2018. (SVP of Finance and Compliance for Liberty Mutual Benefits business of Liberty Mutual Group, Boston, MA, June 2014 - June 2018)
Bill E. Leavell	58	President and Chief Executive Officer, Direct to Consumer Division of Globe since Jan. 2020. (President and CEO, Direct Response Division of Globe Sept. 2019 - Dec. 2019; President and CEO, Globe Life Direct Response of Globe Jan. 2017 - Sept. 2019; President of Globe Nov. 2013 - Dec. 2016)
Michael C. Majors	58	EVP - Administration and Investor Relations of Company since July 2018; President of United American since Mar. 2015. (Vice President, Investor Relations of Company May 2008 - July 2018)
Kenneth J. Matson	53	President and Chief Executive Officer, Family Heritage Division of Family Heritage since Sept. 2019. (President and Chief Executive Officer, FHL Agency Division of Family Heritage Jan. 2017 - Sept. 2019; President of Family Heritage Mar. 2014 - Dec. 2016)
James E. McPartland	54	EVP and Chief Information Officer of Company since Nov. 2014; President of Family Heritage since July 2018.
R. Brian Mitchell	57	EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of Liberty since July 2018. (President of Globe Jan. 2017 - July 2018; SVP of American Income, Globe, Liberty and United American Nov. 2006 - Dec. 2016; SVP of Family Heritage July 2015 - Dec. 2016; General Counsel of American Income, Globe, Liberty and United American and Secretary of United American June 2010 - Dec. 2016; General Counsel of Family Heritage July 2015 - Dec. 2016; Secretary of Globe and Liberty May 2012 - Dec. 2016; Secretary of Family Heritage July 2015 - Dec. 2016)
Christopher T. Moore	50	Corporate SVP, Assoc. Counsel and Corporate Secretary of Company since Jan. 2020; Divisional SVP, Assoc. General Counsel and Assistant Secretary of American Income, Family Heritage, Globe, Liberty and United American since June 2020. (Divisional VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American Sept. 2019 - June 2020; Divisional VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty Sept. 2019 - June 2020; Asst. Secretary of Family Heritage June 2017 - June 2020; VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American Jan. 2014 - Sept. 2019; VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty Jan. 2014 - Sept. 2019)
W. Michael Pressley	69	EVP and Chief Investment Officer of Company since Jan. 2013.
Pamela I. Ramirez	48	Corporate SVP, Enterprise Transformation of Company since Jan. 2021; Division VP, Enterprise Transformation of Globe since Sept. 2019. (VP, Innovations and Business Development Jan. 2018 - Sept. 2019)

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Name	Current Age	Principal Occupation and Business Experience for the Past Five Years[1]
Joel P. Scarborough	49
Corporate SVP, Legal and Compliance of Company since Jan. 2021; Asst. Secretary of Company since Apr. 2020; Divisional SVP, General Counsel and Secretary of American Income, Globe, Family Heritage, United American and Liberty since Sept. 2019. (SVP, General Counsel and Secretary of American Income, Family Heritage, Globe, Liberty, and United American Jan. 2017 - Sept. 2019; SVP and Assoc. General Counsel of Liberty Jan. 2014 - Jan. 2017; SVP, Assoc. General Counsel of American Income and United American Jan. 2013 - Jan. 2017; Vice President and Asst. Secretary of Family Heritage Nov. 2012 - Jan. 2017; SVP and Assoc. General Counsel of Globe Sept. 2012 - Jan. 2017)

Dolores L. Skarjune	55
Corporate SVP, Sales Administration of Company since Jan. 2021; Divisional SVP, Sales and Administration of American Income, Globe, Liberty, and United American since Sept. 2019. (SVP of Sales Administration of Liberty National Jan. 2014 – Sept. 2019; SVP of Sales Administration of American Income, Globe, and United American Aug. 2012 - Sept. 2019)

Frank M. Svoboda	59	EVP and Chief Financial Officer of Company since June 2012; President of Globe since July 2018. (President of American Income Jan. 2017 - July 2018)
Rebecca E. Zorn	48	EVP and Chief Talent Officer of Company since Jan. 2021; Divisional SVP and Chief Talent Officer of American Income, Globe, Liberty and United American since Sept. 2019. (Corporate SVP and Chief Talent Officer of Company Nov. 2019 - Dec. 2020; VP and Chief Talent Officer of Company Jan. 2019 - Nov. 2019; Assistant Secretary and Director of Human Resources of Company Jan. 2018 - Dec. 2018; SVP and Chief Talent Officer of American Income, Globe, Liberty and United American June 2019 - Sept. 2019; Assistant General Counsel of Globe Jan. 2017 - Dec. 2017; Assistant General Counsel of United American Apr. 2015 - Dec. 2016)
1 American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.
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Stock Ownership

The following table shows certain information about stock ownership as of January 31, 2021 for the directors, nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2021.

		Company Common Stock or Options Beneficially Owned as of January 31, 2021[1]
Name	City of Residence	Directly[2]	Indirectly[3]
Charles E. Adair	Montgomery, AL	59,694	0
Linda L. Addison	Houston, TX	7,999	0
Marilyn A. Alexander	Laguna Beach, CA	16,495	0
Cheryl D. Alston	Frisco, TX	31,850	0
Jane M. Buchan	Newport Coast, CA	110,767	0
Gary L. Coleman	Plano, TX	1,204,426	62,202
Larry M. Hutchison	Duncanville, TX	1,265,200	48,139
Robert W. Ingram	Jupiter, FL	30,787	0
Steven P. Johnson	Plano, TX	8,695	0
Darren M. Rebelez	West Des Moines, IA	17,923	0
Mary E. Thigpen	Alpharetta, GA	5,900	0
J. Matthew Darden	Frisco, TX	71,516	0
Steven J. DiChiaro	Frisco, TX	101,919	3,457
Steven K. Greer	McKinney, TX	144,969	0
Jennifer A. Haworth	Celina, TX	53,275	1,566
Mary E. Henderson	McKinney, TX	23,921	0
M. Shane Henrie	Plano, TX	16,150	114
Thomas P. Kalmbach	McKinney, TX	15,000	153
Bill E. Leavell	Pottsboro, TX	100,000	51,792
Michael C. Majors	Dallas, TX	100,239	0
Kenneth J. Matson	McKinney, TX	116,504	0
James E. McPartland	Allen, TX	101,014	0
R. Brian Mitchell	McKinney, TX	95,000	59,662
Christopher T. Moore	Frisco, TX	14,460	899
W. Michael Pressley	Parker, TX	228,717	1,492
Pamela I. Ramirez	McKinney, TX	5,625	0
Joel P. Scarborough	Frisco, TX	76,577	1,233
Dolores L. Skarjune	Flower Mound, TX	16,450	0
Frank M. Svoboda	Grapevine, TX	249,500	123,245
Rebecca E. Zorn	McKinney, TX	9,250	0
All Directors, Nominees and Executive Officers as a group:[4]		4,299,822	353,954
1 No individual director, nominee or executive officer, other than Larry M. Hutchison (1.21%) and Gary L. Coleman (1.17%), beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Adair, 51,995 shares; for Alston, 30,708 shares; for Buchan, 29,767 shares; for Coleman, 600,000 shares; for Hutchison, 600,000 shares; for Darden, 60,401 shares; for DiChiaro, 90,000 shares; for Greer, 133,000 shares; for Haworth, 53,275 shares; for Henderson, 23,921 shares; for Henrie, 16,150 shares; for Kalmbach, 15,000; for Leavell, 100,000 shares; for Majors, 77,500 shares; for Matson, 92,000 shares; for McPartland, 82,500 shares; for Mitchell, 95,000 shares; for Moore, 14,460 shares; for Pressley, 147,500 shares; for Ramirez, 5,625 shares; for Scarborough, 76,375 shares; for Skarjune, 16,450 shares; for Svoboda, 249,500 shares; for Zorn, 9,250 shares; and for all directors, executive officers and nominees as a group, 2,571,927 shares, that are subject to presently exercisable Company stock options.
Shares reported for Mr. Coleman reflect a reduction of a total of 120,000 shares gifted on December 28, 2020 by Mr. Coleman for estate planning purposes.
3 Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 62,202 shares, 48,139 shares, 3,457 shares, 1,566 shares, 114 shares, 153 shares, 5,406 shares, 10,055 shares, 899 shares, 1,492 shares, 1,233 shares, and 1,860 shares calculated based upon
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conversion of stock unit balances held in the accounts of Coleman, Hutchison, DiChiaro, Haworth, Henrie, Kalmbach, Leavell, Mitchell, Moore, Pressley, and Svoboda, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Leavell includes 46,386 shares held in his family living trust. Indirect ownership for Mr. Mitchell includes 49,282 shares held in his family living trust and 325 shares held in an irrevocable trust for the benefit of his son. Indirect ownership for Mr. Svoboda includes 121,385 shares held in his family living trust.
4 All directors, nominees and executive officers, as a group, beneficially own 4.30% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which includes questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. In making such recommendations, the committee considered whether Linda L. Addison's service on the KPMG LLP (KPMG) Board of Directors would impair her independence, given that the Company periodically transacts business with KPMG. The Committee determined that Ms. Addison's service on such Board did not cause her to fail to meet the applicable categorical standard of "independence." After review of all of the committee's recommendations regarding director independence, the Board determined on February 24, 2021 that the following directors continued as of such date to meet the categorical standards set by the Board and are “independent”:

•	Charles E. Adair	•	Jane M. Buchan	•	Steven P. Johnson
•	Linda L. Addison	•	Cheryl D. Alston	•	Darren M. Rebelez
•	Marilyn A. Alexander	•	Robert W. Ingram	•	Mary E. Thigpen

The Board determined that and Gary L. Coleman and Larry M. Hutchison (as Company employees) were not considered “independent.”

Board Leadership Structure

For a number of years, the Company has chosen to operate with the roles of Chairman of the Board and CEO combined, believing that it can operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by an independent Lead Director. On January 26, 2010, the Board amended the Corporate Governance Guidelines to formally provide for the position of a lead independent director (the Lead Director), to define the qualifications and duties of that Lead Director and to elect a Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board.
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The Lead Director has duties which include, but are not limited to, the following:

Lead Director Duties
•	Acting as the principal liaison between the independent directors and the Co-Chairmen of the Board and facilitating the flow of quality and timely information between the independent directors and Company management
•	Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion
•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings, facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and that provide useful feedback for the Co-Chairmen of the Board
•	Leading Board meetings if both Co-Chairmen are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•	Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles
•	Leading the Board through the Co-CEO/Co-Chairmen succession planning process, including overall timing and candidate identification, selection and leadership transition
•	Working with the Governance and Nominating Committee to ensure that: (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors, if any, are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities
•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Co-Chairmen of the Board
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so or until another Lead Director is elected.
Robert W. Ingram was elected as Lead Director to serve for a term beginning in April 2020 and expiring April 29, 2021. The Board has determined that, upon the completion of such term, Mr. Ingram will serve for an additional one-year term.

Board’s Role in Risk Oversight

The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Governance and Nominating Committee—who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated controls. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas, and the Board maintains primary responsibility for risk oversight.
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Board of Directors	Communicates with the Chief Strategy Officer to ensure that management has appropriately considered risks material to the Company during the development of its strategic plan. Evaluates the adequacy and appropriateness of the Company’s Information Security Program and controls. Receives regular reports from and engages with the Chief Risk Officer, Chief Security Officer, Chief Information Security Officer (CISO), and other management personnel on key risk areas and related mitigation and control efforts.

Audit Committee	Discusses the Company’s major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Reviews on behalf of, and periodically reports to, the Board regarding management’s enterprise risk management processes.

Compensation Committee	Annually reviews the Company’s compensation programs, plans, and practices as they relate to risk management and risk-taking initiatives to ascertain whether they serve to incent risks that are reasonably likely to have a material adverse effect on the Company.

Governance and Nominating Committee	Assesses and monitors throughout the organization, including the Board, issues related to the Company’s corporate governance risk, corporate culture risk (e.g., ethics, diversity and inclusion, and harassment training) and human capital risk (e.g., succession planning and leadership development, talent recruitment and retention, employee development, employee wellness/work-life balance, and employee engagement).
The Board oversees risk, in part, by regularly monitoring, receiving, and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management Committee (ERM Committee) chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its meetings. Other Board members may attend such meetings and may submit matters and issues to be considered and reported on by the ERM Committee. Further discussion of the composition and role of the ERM Committee is included in the Company’s Environmental, Social & Governance Report available on the Company’s website at https://investors.globelifeinsurance.com. This report is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s enterprise risk management framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company has an Enterprise Risk Management Department that aids the ERM Committee’s efforts to identify, assess, and prioritize the Company’s most significant risks. This Department also (i) supports the Company’s operational business units in evaluating and managing risk in their respective areas and (ii) partners with senior management to integrate risk considerations into the strategic planning process.
The Board believes that the Company’s risk reporting structure serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s operational and strategic objectives.

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Governance Guidelines and Codes of Ethics

The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Communications with the Board of Directors

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Executive Sessions of the Board

The Company’s independent directors meet in regularly-scheduled executive sessions without any participation by Company officers or employee directors. These executive sessions are currently held either before or after the Board’s regularly-scheduled physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over each of the executive sessions during 2020. If that director had not been present, another independent director would have been chosen by the independent directors to preside.

Board and Annual Shareholder Meeting Attendance

During 2020, the Board held one physical meeting, five videoconference meetings, three teleconference meetings, and acted two times by unanimous written consent. In 2020, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 30, 2020 Annual Meeting of Shareholders, all directors were present.
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Committees of the Board of Directors

The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In August 2020, the Pricing Committee, a special committee established by the Board comprised of Messrs. Coleman, Hutchison and Johnson, and Mses. Alston and Buchan, met via teleconference and acted by unanimous written consent to fix the terms and provisions of the Company's offering of a total of $400,000,000 of 2.150% Senior Notes due 2030.
The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, and Section 16 of the Securities Exchange Act of 1934:

Board Committees
Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Charles E. Adair		M
Linda L. Addison		C
Cheryl D. Alston	M
Marilyn A. Alexander			C
Jane M. Buchan		M
Robert W. Ingram (L)			M
Steven P. Johnson	C
Darren M. Rebelez			M
Mary E. Thigpen	M
Number of Meetings Held in 2020[1]	9	5	4

(L) - Lead Director; C - Chair; M - Member
[1] The Audit Committee held 1 physical meeting, 3 videoconference meetings, and 5 teleconference meetings in 2020; the Compensation Committee held 2 physical meetings and 3 videoconference meetings in 2020; and the Governance and Nominating Committee held 1 physical meeting and 3 videoconference meetings in 2020.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is annually reviewed and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Audit Committee

Responsibilities:
•reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;
•selects, appoints, reviews and, if necessary, discharges the independent auditors;
•reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services;
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•reviews the adequacy of the Company’s system of internal controls over financial reporting;
•periodically reviews pending litigation and regulatory matters;
•reviews the performance of the Company’s internal audit function;
•reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings;
•reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;
•discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;
•monitors and periodically reports to the Board regarding management’s enterprise risk management processes;
•meets with the Company’s independent auditors and internal auditors both with and without management present at each of its regular quarterly meetings;
•evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations; and
•reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies.

Compensation Committee

Responsibilities:
•determines the Company's stated general compensation philosophy and strategy;
•reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;
•establishes the annual bonus pool;
•administers the Company’s Management Incentive Plan and stock incentive plans;
•makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;
•reviews and recommends to the Board non-management director compensation;
•reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and
•oversees preparation of the Compensation Committee Report in the annual Proxy Statement.
The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, Inc. as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

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Governance and Nominating Committee

Governance and Nominating Committee Members

Marilyn A. Alexander

Robert W. Ingram

Darren M. Rebelez

Responsibilities:
•receives and evaluates qualifications of potential director candidates;
•identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends to the Board director nominees;
•reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);
•recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;
•develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;
•monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;
•assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;
•oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and executive management; and
•oversees evaluations of the performance of the Board, individual Board members, Board committees, and the Co-CEOs, as coordinated by the Lead Director, and monitors the Co-CEOs’ evaluations of executive management.
The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting at which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-laws. The Company has also adopted proxy access, as set forth in Article III, Section 3 of the Company's By-laws. These procedures are described more fully in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.
In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee also has considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

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Succession Planning and Leadership Development

The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, as the basis for beginning the director succession process, the Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of members of the Board, including independent directors, the Co-CEOs and the Lead Director, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon his retirement are considered and after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as Chief Financial Officer, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Executive Vice President—Administration and Investor Relations, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the heads of the agency divisions of the principal insurance subsidiaries. The Board has engaged the services of an unaffiliated consulting firm to assist in the development of a more formalized structure for identifying and developing immediate and long-term successors for key personnel at the Company and its subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include the identification of key performance indicators for effective team management, the establishment of a defined learning path for managers, and internal collaboration to identify and support managers in need of learning and development opportunities. In 2020, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, remained a focus.

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Qualifications of Directors

The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

The Company’s Corporate Governance Guidelines also discuss the following director qualification standards:
•	Board Membership Criteria
	–	Independence
	–	Limits on Number of Boards on which a Director Serves
	–	A Former Chief Executive Officer's Board Membership
	–	Directors who Change Present Job Responsibilities
•	Size of the Board
•	Director Terms
•	Retirement Age and Tenure Policy
•	Selection of Chairman of the Board

One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors that the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Qualifications of Directors.

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Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates (based on their evaluations of the Director Nominees Skills Matrix and an assessment of those skills and attributes considered most beneficial to furthering the Company's governance and strategy):

•	The Board identifies the need: (a) to add a new Board member meeting certain criteria, or (b) to fill a vacancy on the Board
•	The Governance and Nominating Committee initiates a search, working with Company staff support and seeking input from other Board members and senior Company management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary
•	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates
•	Candidates that will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration
•	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, will interview prospective candidate(s)
•	The Governance and Nominating Committee meets to consider and approve final candidate(s)
•	The Governance and Nominating Committee seeks full Board endorsement of selected candidate(s)

Procedures for Director Nominations by Shareholders

Article III, Section 2 of the Company’s By-laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-laws.
Article III, Section 3 of the Company's By-laws includes a proxy access provision, pursuant to which an eligible shareholder (or group of shareholders) may nominate and include in our proxy materials a prescribed number of director nominees, subject to such shareholder(s) and the nominee(s) meeting the requirements set forth in our By-laws. Notice of proxy access director nominees must be delivered to or mailed and received by the Corporate Secretary at the principal offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the preceding year's annual meeting.
You may find the Company’s By-laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Sustainable Business Practices

The Board and management believe that sustainable business practices are an important component of both good corporate citizenship and sound fiscal management. Our primary focus with respect to sustainability includes human capital management (employee compensation, training and development, wellness, and work-life balance), corporate culture (diversity, inclusivity, accountability, and health and safety), data protection and cybersecurity, and improving the Company's environmental efficiency.
As part of their general responsibility for overseeing the Company's corporate strategy and approach to enterprise risk management, the Board and its standing committees monitor management's implementation of environmental, social and governance (ESG) initiatives. The Board and its committees regularly engage with, and hear from, senior management on various ESG-related issues and consider the potential impact of such issues on the long-term sustainability of the Company. Recent discussions have focused on topics such as corporate culture, risks associated with the Company's information assets, health and wellness of Company employees (particularly in the midst of the COVID-19 pandemic), talent management, community involvement, employee engagement, and diversity, equity and inclusion.
We have formed an Environmental, Social and Governance Committee comprised of various members of management, including but not limited to the Company’s Executive Vice President and Chief Investment Officer; Executive Vice President, General Counsel and Chief Risk Officer; Executive Vice President—Administration and
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Investor Relations; Corporate Senior Vice President and Chief Talent Officer; Corporate Senior Vice President, Associate Counsel and Corporate Secretary; Divisional Vice President, Enterprise Risk; and Director of Facilities. This Committee, a sub-committee of the Enterprise Risk Management Committee, is responsible for setting the Company’s corporate sustainability agenda. The Committee meets no less than semi-annually and reports regularly to the Enterprise Risk Management Committee regarding topics discussed and issues considered at Committee meetings, as well as other Committee activities. A copy of the Company's Environmental, Social and Governance Report is posted on the Company's website at https://investors.globelifeinsurance.com. This report is not incorporated by reference into this Proxy Statement or considered to be part of this document.

Human Capital Management

The Board believes that effective human capital management is essential to attracting, motivating, rewarding, and retaining the key talent necessary to successfully execute on our business strategy and to maintain sustainable business operations. To this end, the Board oversees management’s development and implementation of the Company’s strategy with respect to its people, culture and community and management periodically reports to the Board and Board-level committees on related issues.

Corporate Culture and Engagement

We are focused on fostering a culture that is inclusive and attractive for all of our employees and independent sales agents, and in which differences are celebrated and valued as assets for business growth. We are likewise committed to maintaining a business atmosphere and working environment based on honesty, fair dealing and sound business ethics, with the tone set from the top. We believe in the importance of maintaining a culture of accountability and are taking steps to incorporate accountability into our hiring and engagement activities by clearly specifying expectations and standards for all of our employees.
Biennially, we conduct a confidential survey to give our employees the opportunity to provide input about their experiences with the Company. We utilize the survey results to identify opportunities for improvement, and to create action plans based on employee feedback.
In 2020, in response to the COVID-19 pandemic, we developed and implemented an enhanced communications strategy designed to increase transparency and timely provide relevant information to our employees and independent agents. This strategy included increased communications, developed and coordinated through a centralized interdepartmental team, and periodic “Town Halls” presented by members of the executive management team, including the Co-CEOs, to provide updates and allow for questions of executive management. We also conducted a Pandemic Engagement Survey to gauge the current level of employee engagement and job satisfaction, and to elicit feedback regarding management’s handling of issues related to the COVID-19 pandemic.

Diversity, Equity and Inclusion

"We are committed to maintaining a diverse workforce that reflects the communities in which we work and live." Rebecca Zorn - Chief Talent Officer
Believing that an inclusive culture is necessary to unlock the benefits of diversity, including increased innovation and insight from differences in thought, background and experiences, we work hard to provide an inclusive and welcoming work environment – one that ensures that employment, promotion, workplace advancement decisions, and agent contracting decisions are based solely on an individual’s abilities and qualifications. Our commitment to diversity starts at the top with our Board of Directors, which is proud to be a leader in Board gender diversity, counting five women (two of whom are in Board leadership positions) among its eleven members. In 2020, we also initiated efforts to develop and implement an enterprise-wide formalized diversity, equity and inclusion strategy focused on awareness, influence and advocacy including the 2021 launch of “Mosaic@Globe Life,” which empowers the development of Employee Resource Groups at the Company.

Health, Safety and Wellness

We strive to provide a safe and healthy work environment. The Company prescribes certain safety and health rules and practices, reminding employees of their responsibility to report accidents, injuries and unsafe equipment, practices or conditions. Employees are also furnished with tools and training providing information to help enable them to safely engage with co-workers, customers, and third parties. In 2020, during the COVID-19 pandemic, the
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Company prioritized the well-being and safety of its employees. Some of the steps that were taken to help ensure the safety of our employees include:
•transitioning the vast majority of our employee workforce to a remote-work environment;
•developing and disseminating a remote-worker toolkit to assist employees working remotely with training in virtual meetings, boosting their writing skills and protecting their overall well-being;
•launching “Resilient@GlobeLife,” an intra-Company website dedicated to COVID-19 issues to provide employees with relevant and timely information;
•regularly communicating with employees to provide information on pandemic-related policies and procedures, implementation of emergency business operations (such as social distancing and enhanced cleaning protocols at Company facilities), and pandemic health and wellness resources; and
•creating and disseminating a Respiratory Pandemic Standard, Health and Wellness Policy and an interactive employee guide to employees.
In support of the physical, financial and emotional well-being of our employees, we offer a comprehensive employee benefits package that includes competitive monetary benefits inclusive of a 401K and/or pension benefits, fitness center reimbursement, paid-time-off (based on years of service), health insurance, dental and vision insurance, an employee assistance program, health savings and flexible spending accounts, family leave, and tuition assistance. We also recognize that allowing our employees time away from work to relax and tend to personal matters is critical to maintaining their exceptional performance. As such, we offer various benefits designed to ensure our employees have the opportunity to live balanced lives. We also have adopted various time-off and leave policies, and permit flexible work schedules in certain circumstances.
In response to the COVID-19 pandemic, we also helped agents selling our products to largely transition away from sales conducted through person-to-person contact, in favor of “virtual” sales methods. At the onset of the pandemic, we likewise quickly pivoted to modify and enhance our existing processes and tools to allow for “virtual” agent recruiting and training, in an effort to maintain proper social distancing and limit in-person exposure.

Talent Development

We believe in continuous learning and seek to provide opportunities for Company employees to further their professional development. We have developed a learning eco-system that includes a multitude of professional development opportunities, including online, self-directed, and instructor-led courses on a variety of topics. An education assistance program is also offered to facilitate growth in an area related to one’s current position with the Company. We have also implemented a succession planning and talent development program to facilitate the growth of the Company’s next generation of leaders.

Data Protection and Cybersecurity

As a life insurance company, we store the personal private information of our policyholders and prospective customers and utilize industry standard data protection practices to sustain consumer privacy. We routinely monitor the current threat environment and adjust our cybersecurity program as necessary.
In response to the COVID-19 pandemic, we assessed the risk to our employee safety, cybersecurity, and business continuity then adjusted our protections as we adopted a remote-working model in order to provide a safe environment for our employees and independent sales agents and to help ensure continuity of operations and data protection practices. Examples of adjustments made include enhancements to our workstation security and training on securing the remote work environment.

Community Outreach

Our goal is to help others Make Tomorrow Better, in part by giving financial and service contributions to programs that provide hands-on assistance in the communities where we live, work, serve, and visit. We focus our charitable giving on organizations that help children, families, and seniors, as well as those that strive to ensure that all people are able to live full, healthy lives. These categories align with our mission to help families make tomorrow better by working to protect their financial future. We also encourage our employees to volunteer in our communities. Individual departments regularly volunteer their time at organizations that support the needs of children, families, and seniors. The local agency offices of the respective sales divisions of our operating insurance subsidiaries likewise support important causes by donating their time and sharing their financial resources to benefit a variety of charitable causes.

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Environmental Efficiency

Environmental responsibility and sustainability are part of our overall corporate responsibility efforts. We strive to reduce our carbon footprint and to further efforts to maintain environmentally-friendly facilities. To this end, we have implemented various green building initiatives at our corporate facilities and have continued our recycling and waste reduction efforts, while considering ways to reduce our paper and water usage. We continue to try to identify opportunities to improve our energy efficiency in ways that will be both sustainable and cost-effective.
A likely ancillary benefit of our transition to a largely remote-work environment during the COVID-19 pandemic was a reduction of greenhouse gasses and other emissions from vehicular travel resulting from remote-workers avoiding the daily commute to and from the office. Remote-workers also utilize fewer resources at our offices.
We are committed to the ongoing enhancement of environmental responsibility and sustainability practices throughout our operations, and we will continue to consider ways in which we can preserve invaluable natural resources and reduce waste. We believe that such a commitment is necessary to our continued success, as well as to the long-term health of our planet. Additional information our efforts to improve our environmental efficiency may be found in the Company’s Environmental, Social & Governance Report available on the Company’s website at https://investors.globelifeinsurance.com. This report is not incorporated by reference into this Proxy Statement or considered to be part of this document.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Named Executive Officers

In this section, we provide a detailed overview of our executive compensation philosophy, objectives and processes, including the sequential steps taken by the Compensation Committee in structuring and setting executive compensation, with a particular focus on the compensation of our Named Executive Officers (collectively "NEOs") for 2020:

Name	Title
Gary L. Coleman	Chairman and Co-Chief Executive Officer
Larry M. Hutchison	Chairman and Co-Chief Executive Officer
Frank M. Svoboda	Executive Vice President and Chief Financial Officer
W. Michael Pressley	Executive Vice President and Chief Investment Officer
J. Matthew Darden	Executive Vice President and Chief Strategy Officer
Steven K. Greer	Chief Executive Officer, American Income Life Division
2020 Performance

The Company’s performance during 2020, while financially challenging due to the COVID-19 pandemic, was successful from an operational perspective. The arrival of COVID-19 in the United States and its associated health risks required management to quickly transition the organization, employees, and agents from an in-person experience to one that is primarily virtual. This was in large part possible due to management's focus on investing in technology infrastructure in prior years and greater alignment of branding to supplement in-person contact. This transition enabled our employees to continue to service our new and existing policyholders effectively. Our agents were also able to continue selling policies through virtual means rather than through in-person contact, in order to maintain proper social distancing. Furthermore, our Direct to Consumer Division was able to meet an unprecedented demand for our policies.
Examples of achievements during the year that helped preserve shareholder value include the following:
•We were successful in quickly transitioning to a largely remote-work environment, which continued to provide secure remote access to computer systems to thousands of employees and agents, on a scale not previously experienced. The success of the transition was due, in part, to significant investments in technology made by the Company in recent years.
•No employees were laid off or furloughed or were required to take any reductions in pay or benefits as a result of the pandemic. In fact, since March 31, 2020, we have expanded our workforce by hiring 78 new employees and contracting with over 1,850 new producing agents.
•We integrated videoconferencing and electronic signature technologies into our sales solicitation and insurance application processes. This not only benefited the Company in 2020, but will benefit us in future years by providing our agencies with an additional means of selling policies.
•We quickly pivoted to virtual agent recruiting and training and, despite the shutdown of state licensing agencies and testing centers, were able to continue to build our exclusive agency force, growing our number of producing agents by over 15% between March 31, 2020 and the end of the year.
•We grew our life sales by 12.6% in 2020, including 31% growth in our Direct to Consumer Division. Life sales grew over 22% in the last six months of 2020, as compared to the same period in 2019. To help mitigate risks associated with the additional sales, we implemented changes to our product offerings, underwriting processes, and monitoring tools.
•We made adjustments to our conservation program that helped ensure persistency remained high, leading to future premium growth.
•We successfully managed the Company’s liquidity and capital needs of our operating entities without utilizing any of the available government COVID-19 relief programs. In the latter part of the year, long-term financing was obtained at very favorable rates from public debt markets.
Despite these achievements, our financial results in 2020 were negatively impacted by an increase in life insurance death claims, primarily from policyholders with older attained ages on policies held for many years. Since we are a
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life insurance company, we would expect higher than expected mortality during a pandemic. We estimate that we incurred approximately $60 million of COVID-19 related claims during 2020, representing approximately 2.3% of the total policy benefits incurred in 2020 and approximately 1.6% of our total premium income for the year. This greater than expected mortality caused our traditional performance measures to decline from expectations, resulting in performance at 60% of target (on a scale of 0% to 150%, with target or expected performance at 100%), compared to 120% in 2019. However, if 2020 results were adjusted solely to account for the excess mortality, performance in 2020 was above target with a Corporate Performance Percentage similar to 2019. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

	2019	2020
EPS Growth	10.1%	1.9%
Underwriting Income Growth	6.1%	(1.5) %
NOI ROE	14.5%	13.5%
Corporate Performance Percentage	120%	60%

The Compensation Committee makes annual bonus and long-term incentive (LTI) awards to the NEOs excluding the Co-CEOs, and makes recommendations to the independent members of the Board of those awards for the Co-CEOs. Although the Board recognized the excellent operational performance of the Co-CEOs in 2020, given the Company’s long-term compensation practice and based on the guidance of the Co-CEOs, the Board decided that it was not necessary to exercise any positive discretion with respect to the Co-CEOs' bonuses. The Compensation Committee did decide to exercise discretion as to bonuses for the other NEOs, producing bonuses that were lower than 2019, but above the 60% of target indicated by the formula, also consistent with the Company’s long-term compensation practice. Given the unusual year and the longer-term focus of our pay programs, the LTI awards were largely constant on a share equivalent basis.1 Annual bonuses and LTI awards granted in 2021, as compared to the prior year, for the Co-CEOs and other NEOs listed in the compensation tables in this Proxy Statement are shown below.
Compensation Philosophy

The Company’s executive compensation philosophy is properly aligned with our business philosophy: emphasizing and rewarding consistent, steady growth in EPS, underwriting income, and NOI ROE. This approach provides long-term value to our shareholders and aligns management’s interests with our shareholders’ interests. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation philosophy is also structured to consider competitive remuneration practices in the insurance and financial services sector. This has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.
Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year-over-year variances in performance. Accordingly, our pay plans are centered around long-term equity accumulation (e.g., stock options), longevity (e.g., pension), consistent financial performance (e.g., performance shares2) and, on a very targeted basis, stability (e.g., restricted stock grants).
We set executive compensation annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building executives' ownership interests in the Company. Although
1 We define share equivalents as the number of shares counted under the Globe Life Inc. 2018 Incentive Plan, formerly the Torchmark Corporation 2018 Incentive Plan (the 2018 Plan), or the amended Torchmark Corporation 2011 Incentive Plan (the 2011 Plan), as applicable. A share equivalent can be thought of as a "traditional" ten-year stock option.
2 We define performance share unit awards as performance shares for purposes of this discussion.
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we reference market practices in setting guidelines, we do not attempt to match any specific level of competitive pay. We determine compensation levels based on these processes and practices and then test the results relative to a number of market benchmarks to ensure that the decisions made provide reasonable cash compensation and long-term incentive opportunities consistent with performance.
Roles in Compensation Decisions

Compensation Committee
The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of the committee's independent compensation consultant, the Compensation Committee sets (or recommends in the case of the Co-CEOs) the total compensation payable in various forms to the executive management team3 (including the named executive officers—i.e., the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs). The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs to ensure that their compensation is fair, reasonable and competitive.

Management
Company management, including our Co-CEOs, CFO, General Counsel and Chief Talent Officer, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs and assist in the design of new compensation programs and the modification of existing programs. They make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.

Independent Compensation Consultant
The Compensation Committee has the authority to retain outside advisors, experts and other professionals to assist it. Since 2010, the Compensation Committee has retained Board Advisory, Inc., an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2020, at the request of the Compensation Committee, Board Advisory (i) conducted a review of the competitiveness of the total cash and equity-based compensation paid to the Co-CEOs and the other NEOs; (ii) made recommendations regarding compensation increases for the NEOs; and (iii) provided reports and analyses requested by the Compensation Committee, including recommendations regarding the peer group, a discussion of various executive compensation issues, and a report on the potential impact of COVID-19 on executive pay practices.

Setting Executive Compensation

To retain the quality of insurance executive talent necessary to the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash bonuses.
Our process for setting executive compensation follows a number of well-defined steps (described in detail below) that occur sequentially during a pay review cycle:
3 In 2020, the executive management team consisted of the Co-CEOs plus 13 officers of the Company and its various subsidiaries.
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The Compensation Committee periodically conducts an extensive review of the composition of our peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. The Compensation Committee conducted an extensive study of the peer group in 2019 and concluded that no changes were warranted. Likewise, no changes were made to the peer group in 2020.
In considering a peer group, the Compensation Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Compensation Committee has determined that the most relevant comparison of size is based on Total Policy Income, which largely reflects premiums and fees. Total Enterprise Value4 is used as a secondary measure of size, reflecting the Company's capitalization—a very important metric for financial companies.
The Company's peer group is shown in the following table:

Company Name	Ticker	2019 Total Policy Income (dollar amounts in millions) ($)	Total Enterprise Value at 12-31-19 (dollar amounts in millions) ($)
AFLAC Inc.	AFL	18,780	40,120
American Financial Group Inc.	AFG	5,207	9,241
American National Insurance Company	ANAT	2,488	2,890
Assurant, Inc.	AIZ	8,020	8,391
Cincinnati Financial Corp.	CINF	5,604	17,249
CNO Financial Group Inc.	CNO	2,481	5,963
Erie Indemnity Company	ERIE	2,478	8,463
Fidelity National Financial, Inc.	FNF	5,342	12,728
Hanover Insurance Group, Inc.	THG	4,475	5,731
Kemper Corp.	KMPR	4,472	5,902
Lincoln National Corporation	LNC	12,010	15,930
Old Republic International Corp.	ORI	5,994	7,926
Primerica, Inc.	PRI	1,184	6,735
Principal Financial Group, Inc.	PFG	8,828	17,087
Unum Group	UNM	9,366	9,275
W. R. Berkley Corp.	WRB	6,633	14,550
75th Percentile		8,222	14,895
Median		5,473	8,852
25th Percentile		3,976	6,542
Globe Life Inc.	GL	3,595	12,941
The peer group contains roughly an equal number of companies that are larger and smaller than the Company, depending on the metric(s) considered. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations. In benchmarking the data, we employ statistical techniques that moderate the effect of differences in size.
Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses completed in 2020 for 2017 to 2019 performance, show that the Company’s financial performance during this three-year period (which includes various
4 Total Enterprise Value is market capitalization of common equity plus book value of debt minus cash.
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metrics), as measured for compensation purposes, was generally at or above the peer group's median. Total compensation levels as compared to the Company’s peer group are well-aligned with this performance and each officer’s tenure.
Because the Company has Co-CEOs, we benchmark their compensation against the average of the compensation provided to the peer CEO and that company's second-highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs, depending on the component of pay examined. Since the Co-CEOs share the responsibility of leading the Company, we believe this method provides a fairer benchmark of competitive pay than a comparison of their pay to peer CEOs. It should be noted that some proxy advisory firms utilize comparison methodologies that combine the compensation of our two Co-CEOs when benchmarking against peer companies. Because we have Co-CEOs, we are required to annually report a total of six NEOs. To enable a fair comparison of our NEO compensation to that of our peers, we consider only the compensation of our top five NEOs (i.e., the Co-CEOs and three others). This approach avoids an inequitable result in which six of our officers are compared to five officers at our peers.
The pay for performance relationship was examined by looking at realizable pay for the CEO versus total shareholder return (TSR) for the period 2015 to 2019. This is shown in the graph below. In contrast to the information reported in the Summary Compensation Table, in which Stock Awards reflect the grant date fair value of the award, we believe that realizable pay provides a better picture of the amounts actually earned. The graph shows that realizable compensation of the Company's Co-CEOs was consistent with the total shareholder return of the Company's peer group.

Realizable Pay

Cash payments received
+
Pension value increases
and “other” compensation
+
Realized value of options exercised or shares that vest
+
Change in unrealized value of outstanding equity awards

Horizontal Axis
The percentile ranking of total shareholder return for 2015 to 2019.

Vertical Axis
The percentile ranking of realizable pay earned for 2015 to 2019.

A company’s placement on the graph will vary with the incidence of TSR and realizable pay.

Following the competitive pay review, we update executive salary ranges and target incentive opportunities. This is accomplished using the peer proxy data and trend surveys for the NEOs.
Because long-term incentives are such a significant component of executive compensation, we also conduct an extensive analysis of peer LTI grants. We look at this from two perspectives:
•Shareholder Value Transfer (SVT); and
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•LTI grants in share equivalents as a percentage of the peer companies' diluted shares outstanding at the beginning of the year.
Using this data, we create a competitive range, consistent with our compensation strategy, from median to the 75th percentile expressed as a percentage of shares outstanding. We then average the two perspectives and employ smoothing techniques to ensure that the guidelines follow underlying trends, which in our view avoids reacting to short-term conditions. This approach ensures our guidelines reflect competitive pay levels (the SVT perspective) as well as potential ownership. We use the same approach to compute guidelines for the total shares awarded to the top five NEOs. We then compute aggregate guidelines for the entire executive management group by extending the data with reference to published LTI surveys.

This approach produces awards that are relatively constant as a percentage of market capitalization. This is reflected in the adjacent graph, which shows the grant value of awards as a percentage of market capitalization at the time of grant.
Annual grants to:
•the Co-CEOs average about 5 basis points each;
•the total NEOs (including the Co-CEOs) average about 15 basis points;
•all members of the executive management team (including the NEOs) average about 25 basis points; and
•all employees average about 35 basis points.
Our grant pattern is consistent with our view of LTI awards being a form of ownership, rather than compensation that should be measured relative to the “market.”

The steady annual grants as a percentage of market capitalization are consistent with the long-term nature of our business.
This in-person Compensation Committee meeting (held virtually during ongoing pandemic) is held off cycle from a Board meeting to provide additional time for discussion. At this meeting we make several decisions regarding compensation. The Co-CEOs present to the Compensation Committee their recommendations for 2021 salaries, 2020 bonuses and 2021 LTI awards for each member of the executive management team. The Co-CEOs also present preliminary recommendations for the total LTI awards to be presented to other employees. The Compensation Committee considers their recommendations and, where appropriate, makes determinations regarding such recommendations. Management also presents its initial recommendations regarding performance goals for the annual bonus plan and performance shares that will be earned based on 2021-2023 results.
The Compensation Committee then considers compensation for the Co-CEOs and makes four specific decisions regarding matters that are then referred to the independent members of the Board for approval:
•2020 Annual Bonus - This is largely driven by the performance metrics described below. Although the MIP Plan allows the Compensation Committee to make discretionary adjustments (up or down) if warranted by factors not captured by the bonus framework, it has generally been the practice not to adjust the Co-CEOs' awards determined under the bonus framework.
•2021 Base Salary - This amount is based on the salary ranges approved in November, peer salary trends and other broad market trends.
•2021 Target Bonus Opportunity - This decision is based on the target bonus percentage previously adopted and the new base salary.

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•2021 Long-Term Incentive Plan Awards - LTI awards are based on peer Co-CEO run rates (defined as the average of their CEO and the second-highest paid officer), prior awards and broad market trends. The Compensation Committee considers different award sizes and the mix of awards among various types of awards.
These decisions are then subjected to three reasonableness tests:
1.Competitive Co-CEO Target Total Direct Compensation (TTDC)5 - Based on trend factors and peer-reported pay practices (i.e., annual bonus and LTI targets as a percentage of Base Salary), we project the distribution of competitive pay in the following year’s proxy statement. Our compensation strategy positions this measure of compensation at between the median and the 75th percentile.6 We assess how the proposed package will measure relative to the projected distribution.
2.Competitive NEO Target Total Direct Compensation - This is similar to the Co-CEO test, except we compare the average for the top five NEOs (the Company reports six NEOs). This test provides a market comparison that does not require the Company to have the same relative roles as its peers.
3.Run Rate of Long-Term Incentive Awards - Approximately two-thirds of the Co-CEO compensation comes in the form of LTI grants, so how we use those shares is an important reasonableness check. Consistent with our focus on long-term incentives as a means to share ownership, we benchmark share equivalents (as earlier defined) as a percentage of common shares outstanding at the beginning of the year. The guidelines developed in November give us a competitive range for the Co-CEOs, the other NEOs, and executive management.
This meeting is the final step of our annual process. After time for full review and consideration, the Compensation Committee finalizes a formal recommendation to the full Board regarding the four compensation decisions discussed at the January meeting. The Compensation Committee also formally approves the granting of LTI awards to employees other than the Co-CEOs. Lastly, the Compensation Committee approves the performance goals for the annual and LTI plans.

Assessment of 2020 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2020 Proxy Statement, at its Annual Meeting held on April 30, 2020. At that meeting, the voting shareholders overwhelmingly approved (approximately 93%) on an advisory basis the executive compensation disclosed in the 2020 Proxy Statement.
The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2021 salaries, 2020 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2020 voting results and considered them in establishing the compensation levels for the NEOs other than the Co-CEOs in 2021 and in making its recommendations to the full Board regarding Co-CEO compensation in 2021.
5 The sum of annual Base Salary, plus target annual bonus, plus the grant date value of long-term incentive awards.
6 Percentile distributions can change significantly year over year. We use various statistical and smoothing techniques to provide a more stable and accurate measure.
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Elements of Compensation7

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career, while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits.
When the Committee annually reviews compensation, it primarily focuses on the “Target Pay” of the executive – the salary, target bonus and accounting grant value of long-term incentives.
The adjacent graph shows the relative importance of these elements in the Co-CEO 2020 target pay mix and illustrates that 87% is performance-linked.

Base Salaries

The Compensation Committee sets (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer’s experience in the position, pay relative to organizational peers and individual performance. The Co-CEOs are paid on a 12-month basis commencing March 1 and ending on the last day of February of the following year, and the other NEOs are paid on a calendar-year basis. Effective January 21, 2021, the Compensation Committee set salaries for the NEOs, with the exclusion of Messrs. Coleman and Hutchison (whose salaries were set by the Board on February 24, 2021), as shown in the table below:

Name	2020 Salary ($)	2021 Salary ($)
Gary L. Coleman	975,000	1,000,000
Larry M. Hutchison	975,000	1,000,000
Frank M. Svoboda	575,000	590,000
W. Michael Pressley	550,000	575,000
J. Matthew Darden	570,000	590,000
Steven K. Greer	490,000	505,000

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation program and are positioned as a percentage of salary between the 25th percentile and median. In 2020, we operated using an annual Management Incentive Plan (MIP Plan), under which annual cash bonuses were paid to the Co-CEOs and other NEOs. That plan utilized a “Plan within a Plan” approach in which the criteria set by the Compensation Committee stipulated the maximum bonus that could be paid to each NEO covered under the MIP Plan.8 The Compensation Committee was also authorized to pay discretionary bonuses to executives outside of the MIP Plan.
As noted, the MIP Plan establishes an upper limit for bonuses to covered employees. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment by the Compensation Committee. For 2020, the Compensation Committee tied the annual incentive plan framework to three metrics, assigning different weights to each: (i) net operating income earnings per share (EPS) growth, (ii) underwriting income growth, and (iii) net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities (NOI ROE), subject to the Committee's discretion to further adjust the bonuses based upon consideration of subjective factors.
7 The value of the retirement benefit, which is fixed by a formula relating average cash compensation and service, is excluded because the accounting value can vary significantly from year to year due to changes in the interest rate environment. However, the Committee does periodically consider the competitiveness of the defined benefit plan and its place in the compensation mix.
8 The criteria established by the Compensation Committee specify that a bonus pool equal to 2% of pre-tax operating income will be established. For 2020, this pool was $18,100,000. Per the terms of the MIP Plan, the bonus payable to each of the Co-CEOs cannot exceed 30% of the pool ($5.40 million for 2020) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($1.80 million for 2020).
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		EPS Growth (40%)	Underwriting Income Growth (30%)	NOI ROE (30%)
Threshold	50%	2.0%	0.0%	13.0%
Target	100%	5.6%	4.0%	14.0%
Maximum	150%	9.6%	8.0%	15.0%
As noted in the Executive Summary, for 2020, net operating income EPS grew 1.9%, underwriting income declined 1.5% and NOI ROE from continuing operations was 13.5%, yielding a total framework bonus for the NEOs equal to 60% of their target bonus amount. This is shown in the following table. All of these measures were significantly impacted by the COVID-19 related death claims in excess of normal. The bonuses for Messrs. Svoboda, Pressley and Darden were recommended by the Co-CEOs and approved by the Compensation Committee, in accordance with the MIP Plan. The bonuses shown for Messrs. Coleman and Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board.

Name	Target Bonus as a % of Salary	Target Bonus Amount[1] ($)	Framework Bonus[2] ($)	Actual Bonus Paid ($)
Gary L. Coleman	140%	1,365,000	810,000	810,000
Larry M. Hutchison	140%	1,365,000	810,000	810,000
Frank M. Svoboda	65%	374,000	224,000	350,000
W. Michael Pressley	55%	303,000	182,000	300,000
J. Matthew Darden	65%	371,000	223,000	350,000
Total		3,778,000	2,249,000	2,620,000

[1] Reflects target bonus amount based on targeted EPS growth, underwriting income growth and NOI ROE in 2020. The degree to which these objective criteria were achieved, along with subjective criteria considered by the Compensation Committee, were used in determining (or, in the case of the Co-CEOs, recommending to the independent members of the Board) the amount by which the maximum bonus payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the MIP Plan. Rounded to the thousandth (000).
[2] Bonus earned based on the 2020 performance framework, before Compensation Committee discretion, was equal to 60% of Target Bonus, rounded to the thousandth (000).

Mr. Greer’s 2020 bonus was not paid pursuant to the MIP Plan. The Compensation Committee awarded him a bonus of $265,000 based upon the Co-CEOs’ assessment of his performance as Chief Executive Officer of the American Income Life Division, which was based in part on growth in premium, growth in and production of the sales force and profitability of the American Income Life Division, and in part on the Company’s 2020 results.

Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, with members of the executive management team currently also receiving performance share awards. A brief history of our use of long-term incentives follows:
The performance shares awarded on February 26, 2020 will be earned and issued following the end of the three-year performance period from January 1, 2020 through December 31, 2022, based on the extent to which the Company achieves various performance goals established by the Compensation Committee, including: (i) cumulative growth in EPS over the performance period, (ii) cumulative growth in underwriting income over the performance period, and (iii) average of the annual NOI ROE for the years 2020, 2021 and 2022. We utilize the
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same measures on an annual basis and on a moving three-year average because our business primarily involves the sale of life insurance policies having long durations and, unlike many other businesses, we are therefore limited in our ability to reverse short-term decisions. Because these measures are the same as the measures used to monitor our business, we believe it is appropriate to use them to determine executive compensation. The performance goals, expressed as the average annual growth rate for the EPS and underwriting income performance measures, over the three-year performance period are as follows:

		EPS Growth (40%)	Underwriting Income Growth (30%)	Average NOI ROE (30%)
Threshold	50%	3.0%	0.5%	12.8%
Target	100%	7.0%	4.5%	13.8%
Maximum	150%	11.0%	8.5%	14.8%
Since 2013, it has been the Compensation Committee’s intention to award only time-vested restricted stock to executive officers on a select basis where the Committee concludes there is a need for further retention. These awards, historically, have vested after five years, with no partial vesting or vesting for early retirement. No time-vested restricted stock awards were made to NEOs in 2020.
The incentive plan under which stock options and performance shares were awarded in 2020 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.
In making individual long-term incentive awards, our practice has been to set award guidelines by position and keep those share levels relatively constant, as a percentage of market capitalization, over successive award cycles. Individual awards are then made relative to the guidelines, reflecting individual’s performance and retention needs. The common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., restricted stock and performance shares) during times of increased market volatility.
For the Co-CEOs and aggregate awards, the guidelines are expressed as a percentage of the shares outstanding at the beginning of the year. This approach ensures that ongoing buybacks of shares do not automatically produce larger relative awards and that the value of awards granted to employees is proportionate to the total shareholder value of the Company. The awards made in 2020 were made using the grant guidelines that were developed in 2019, based on an analysis of peer grant practices, measured in terms of dollar value and peer dilution rather than just dollar value.
Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, determined the NEOs (other than the Co-CEOs), other officers and key employees (a total of 160 persons) who received non-qualified stock option grants and/or performance share awards on February 26, 2020. In a February 26, 2020 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary L. Coleman and Larry M. Hutchison each 33,000 performance shares (at target) and non-qualified options on 140,000 shares with an exercise price equal to the market closing price on that date and a term of seven years. In making the 2020 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.
The 2018 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted shares, if any, and their vesting periods. The Compensation Committee is charged with determining the type of stock options it awards or recommends, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2018 Plan as the NYSE market closing price on the grant date. The grant date for stock options, restricted stock awards, and performance share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, restricted stock and/or performance shares and the number of options, restricted stock and/or performance shares.
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The Compensation Committee and the independent members of the Board do not time the grant of stock options, restricted stock or performance shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the incentive plan, whether in the form of options, restricted stock and/or performance shares, normally occurs during the window period that opens each year following the release of the prior year’s reported earnings.

Stock Ownership/Retention Guidelines

We have formal guidelines that require the following minimum stock ownership levels:

Position	Stock Ownership Level	Attainment Period

Chief Executive Officer(s) of Company	6 x Annual Salary	7 Years

Executive Vice Presidents of Company	3 x Annual Salary	7 Years

Chief Executive Officers of Agency/Marketing Divisions of Principal Insurance Subsidiaries	2 x Annual Salary	7 Years

Executive Officers of Company and its Subsidiairies designated by Governance and Nominating Committee	1 x Annual Salary	7 Years

Non-Management Directors of Company	5 x Annual Cash Retainer	5 Years
Attainment periods for these minimum stock ownership levels run from the January 1, 2007 inception of these guidelines, initial election as a director (if first elected after January 1, 2007), or initial inclusion in the above-described categories of executive officers. For purposes of meeting these ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership levels are attained within the requisite period, the director or executive officer cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance and specifically-defined waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.
We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.
Our insider trading policy prohibits directors, officers and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer.
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Retirement and Other Benefits

The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the table below:

All Employees		Designated Executives
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Employment Health Coverage
The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Messrs. Coleman, Hutchison, Svoboda, Pressley, Darden and Greer are among the 24 persons designated in 2020 by the Compensation Committee as participants in the SERP.

Savings Plans

Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.
Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions to the Thrift Plan were permitted after December 31, 2006. Contributions up to a maximum amount ($19,000 in 2020) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $6,000 in 2020) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match[1]	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
1 Maximum annual Company match is $9,800.

Deferred Compensation Plan

The Company has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a 0.5% expense allowance. Officers eligible to participate in the SERP (which would include the Co-CEOs and the other NEOs) are also eligible to participate in the deferred compensation plan. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. The agreements provide a life insurance benefit to a participating executive, effective upon the later of their 65th birthday or their retirement date, with coverage equal to a designated percentage (which will vary based upon the employee’s age at the nearest birthday to their date of retirement—from 65% at age 55 to 100% at age 62 or over) of an amount equal to two times the employee’s salary and bonus in their final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman and Hutchison each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit and Messrs. Svoboda, Pressley, Darden and Greer do not have Retirement Life Insurance Agreements.
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Perquisites and Personal Benefits

We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2020 exceeded $10,000 for four of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Company stock options have option grant agreements that provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement, retirement at or after age 60, normal retirement, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, provided that the Participant’s Retirement occurs after the first anniversary of the Grant Date (absent an exception by the Compensation Committee); on disability; or upon death. Termination of employment for cause results in expiration of all options on the date of the termination notice.
Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2018 Plan (or the 2011 Plan, as applicable) provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The MIP Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.
Our executives are subject to post-termination obligations of confidentiality pursuant to confidentiality agreements that they sign while employed. These post-termination confidentiality obligations do not relate to any cash compensation or cash benefits payable or to be payable upon certain triggering events. Beginning in 2015, all executives receiving performance share awards and certain executives receiving stock options have been subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.
The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the MIP Plan are subject to recapture or “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, the Co-CEOs, the CFO and any other executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him or her in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.
Awards made pursuant to the annual bonus plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient detrimental to the business or reputation of the Company or
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its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments, and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP Plan of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was exempt from the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation provides that compensation paid after 2017 is grandfathered if the compensation is paid pursuant to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements entered into prior to November 2, 2017 continue to be considered performance-based compensation not subject to the limits of Section 162(m). Beginning in 2018, new awards of performance-based bonuses and equity compensation are not eligible for the performance-based exemption from Section 162(m). The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual bonus opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Linda L. Addison, Chair
Charles E. Adair
Jane M. Buchan

February 23, 2021

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.
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SUMMARY COMPENSATION TABLE

The table below summarizes various categories of compensation earned in 2020 by the persons who served as the Company’s Co-CEOs, its CFO and the three next most highly compensated executive officers of the Company. The six named executive officers had 2020 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 23.22% of their total compensation in 2020. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Gary L. Coleman	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,939,280	40,229	9,158,910
Co-Chairman and Chief Executive Officer	2019	942,308	0	2,889,600	2,130,000	1,590,000	717,872	72,499	8,342,279
	2018	920,386	0	3,066,000	2,112,000	1,660,000	0	73,230	7,831,616
Larry M. Hutchison	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,210,731	53,232	8,443,364
Co-Chairman and Chief Executive Officer	2019	942,308	0	2,889,600	2,130,000	1,590,000	745,486	39,869	8,337,263
	2018	920,386	0	3,066,000	2,112,000	1,660,000	0	39,022	7,797,408
Frank M. Svoboda	2020	596,711	0	1,108,140	945,750	350,000	1,323,154	24,544	4,348,299
Executive Vice President & Chief Financial Officer	2019	559,538	0	990,720	923,000	435,000	1,276,063	23,537	4,207,858
	2018	539,615	0	1,051,200	915,200	450,000	215,710	36,546	3,208,271
W. Michael Pressley	2020	570,885	0	1,309,620	509,250	300,000	676,334	24,192	3,390,281
Executive Vice President & Chief Investment Officer	2019	539,769	0	990,720	639,000	355,000	852,979	24,060	3,401,528
	2018	529,808	0	876,000	844,800	390,000	157,224	23,687	2,821,519
J. Matthew Darden	2020	591,115	0	805,920	654,750	350,000	535,474	23,395	2,960,654
Executive Vice President & Chief Strategy Officer	2019	539,769	0	619,200	568,000	420,000	406,093	9,800	2,562,862
	2018	529,615	0	657,000	563,200	400,000	73,284	9,625	2,232,724
Steven K. Greer	2020	508,442	265,000	755,550	582,000	0	414,302	38,683	2,563,977
Chief Executive Officer, American Income Life Division	2019	474,654	270,000	660,480	568,000	0	237,233	96,035	2,306,402
	2018	459,039	240,000	700,800	563,200	0	78,831	86,699	2,128,569
1 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2020 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 26, 2020 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,986,630), Hutchison ($4,986,630), Svoboda ($1,662,210), Pressley ($1,964,430), Darden ($1,208,880) and Greer ($1,133,325).
2 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2019 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 28, 2019 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,779,200), Hutchison ($5,779,200), Svoboda ($1,981,440), Pressley ($1,981,440), Darden ($1,238,400) and Greer ($1,320,960).
3 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2018 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 26, 2018 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($6,132,000), Hutchison ($6,132,000), Svoboda ($2,102,400), Pressley ($1,752,000), Darden ($1,314,000) and Greer ($1,401,600).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2020.
    43                 GL 2021 Proxy Statement

5 Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Gary L. Coleman	2020	374,973		1,564,307
	2019	184,064		533,808
	2018		183,244		772,531
Larry M. Hutchison	2020	255,108		955,623
	2019	183,740		561,746
	2018		969		188,657
Frank M. Svoboda	2020	259,057		1,064,097
	2019	286,323		989,740
	2018		16,549	232,259
W. Michael Pressley	2020	131,182		545,152
	2019	186,375		666,604
	2018		40,560	197,784
J. Matthew Darden	2020	129,478		405,996
	2019	116,661		289,432
	2018	22,574		50,710
Steven K. Greer	2020	112,543		301,759
	2019	91,686		145,547
	2018	27,328		51,503
6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Coleman, Hutchison, Svoboda and Pressley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites* ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary L. Coleman		9,975	30,254	40,229
Larry M. Hutchison	13,003	9,975	30,254	53,232
Frank M. Svoboda	12,656	9,975	1,913	24,544
W. Michael Pressley		9,975	14,217	24,192
J. Matthew Darden	13,645	9,750		23,395
Steven K. Greer	28,933	9,750		38,683

*For Mr. Hutchison, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft, personal use of certain Company-purchased tickets, and a holiday charitable contribution. For Messrs. Svoboda and Darden, the amount reflects the aggregate incremental cost of country club dues, fitness center dues and personal use of certain Company-purchased tickets. For Mr. Greer, the amount reflects relocation assistance ($27,032), fitness center dues, and personal use of certain Company-purchased tickets.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.
    44                 GL 2021 Proxy Statement

CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees.
For 2020, our last completed fiscal year:
•The annual total compensation of the Company's Co-CEO9 was $9,165,410, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and
•The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $65,208.
Based on this information, for 2020, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 141 to 1.10 The difference in the ratio from 2019 (85 to 1) largely appears to be the result of (i) a new median employee11 with a smaller increase in the present value of the pension plan than the median employee in 2019, and (ii) increases in the present value of the pension plan and the Supplemental Executive Retirement Plan (SERP) in 2020 for the Co-CEO's, in comparison to 2019, primarily due to lower interest rates.
The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
Methodology
To identify the Company's employee population and its "median" employee and to determine the annual total compensation of the Company's Co-CEO and its "median employee", the following methodology was utilized:
Identification of Employee Population
•We selected October 1, 2020 as the determination date for purposes of identifying the employee population from which the "median employee" was identified. The employee population on that date consisted of 3,190 employees, which included all of the full-time, part-time and temporary employees of the Company and its consolidated subsidiaries.12
Identification of Median Employee
•To identify our "median employee," we utilized existing payroll records to determine the total cash compensation of our employees over the period from January 1, 2020 through September 30, 2020. This compensation measure, which was believed to reasonably reflect the annual compensation of our employees, was consistently applied to all employees in the employee population.13 Use of a partial-year measurement period, as opposed to the full 2020 fiscal year, was also believed to reasonably reflect the annual compensation of our employees.
•Since all of our employees are located in the United States, no cost-of-living adjustments were made in identifying the "median employee."
•Ranking all of the employees in the employee population, based on total cash compensation, enabled us to identify the Company's median employee.

9 Because the Company operated with Co-CEOs during 2020, the annual total compensation of Co-CEO Gary L. Coleman (referenced to herein as "the Company's Co-CEO"), which was higher than that of Co-CEO Larry M. Hutchison, was utilized for purposes of calculating the CEO pay ratio.
10 Using the annual total compensation of Mr. Hutchison, the other Co-CEO, for calculation purposes would have resulted in a ratio of 130 to 1.
11 In 2020, for purposes of our pay ratio calculation, we identified a different median employee (a U.S. resident full-time employee) from the person identified as the median employee in 2017, 2018, and 2019.
12 Independent contractors were excluded from the employee population. The Company, which utilizes various widely recognized tests, including standards set forth by the U.S. Department of Labor under the Fair Labor Standards Act, guidance from the IRS, as well as common law, to determine whether its workers are employees, applied the same criteria for purposes of the pay ratio rule. Another basis for exclusion from the employee population consisted of workers whose compensation was determined by an unaffiliated third party but who provided services to the Company or its consolidated subsidiaries as independent contractors, in accordance with Item 402(u)(3) of Reg. S-K.
13 With respect to 866 permanent employees who were employed for less than the full nine-month measurement period, their total cash compensation was credited to include the portion of the measurement period they were not employed. No full-time equivalent adjustments were made.
    45                 GL 2021 Proxy Statement

Calculation of Annual Total Compensation and CEO Pay Ratio
•To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($9,158,910) reflected in the 2020 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.14
•We then combined all of the elements of the “median employee’s” compensation for 2020, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits,15 in order to arrive at the “median employee’s” annual total compensation amount ($65,208).
•Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.

14 Company-paid healthcare benefits, totaling $6,500, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2020.
15 Company-paid healthcare benefits, totaling $5,772, were included in the calculation of the median employee's annual total compensation for 2020.
    46                 GL 2021 Proxy Statement

2020 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/26/2020								140,000	100.74	2,037,000
	Performance Shares	2/26/2020				16,500	33,000	49,500				3,324,420
	Annual Cash		682,500	1,365,000	2,047,500
Larry M. Hutchison	Options	2/26/2020								140,000	100.74	2,037,000
	Performance Shares	2/26/2020				16,500	33,000	49,500				3,324,420
	Annual Cash		682,500	1,365,000	2,047,500
Frank M. Svoboda	Options	2/26/2020								65,000	100.74	945,750
	Performance Shares	2/26/2020				5,500	11,000	16,500				1,108,140
	Annual Cash		186,875	373,750	560,625
W. Michael Pressley	Options	2/26/2020								35,000	100.74	509,250
	Performance Shares	2/26/2020				6,500	13,000	19,500				1,309,620
	Annual Cash		151,250	302,500	453,750
J. Matthew Darden	Options	2/26/2020								45,000	100.74	654,750
	Performance Shares	2/26/2020				4,000	8,000	12,000				805,920
	Annual Cash		185,250	370,500	555,750
Steven K. Greer	Options	2/26/2020								40,000	100.74	582,000
	Performance Shares	2/26/2020				3,750	7,500	11,250				755,550
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Bonuses section of this Proxy Statement. On January 21, 2021, the Compensation Committee received certification of attainment of the bonus objectives for Messrs. Svoboda, Pressley and Darden who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 24, 2021, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Coleman and Hutchison based upon receipt by the Compensation Committee on January 21, 2021 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 26, 2020, pursuant to the Company’s 2018 Plan and to be issued upon vesting following completion of the three-year performance period commencing January 1, 2020 and ending December 31, 2022 and certification of attainment of specified targets for cumulative net operating income earnings per share, underwriting income and average NOI ROE for the performance period.
3 Non-qualified stock options granted February 26, 2020 to Messrs. Svoboda, Pressley, Darden and Greer have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Non-qualified stock options granted February 26, 2020 to Messrs. Coleman and Hutchison have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
4 The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2020.

    47                 GL 2021 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/26/20		140,000	2		100.7400	02/26/27
	02/28/19		150,000	2		82.5600	02/28/26
	02/26/18	75,000	75,000	2		87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
	02/24/16	93,750	31,250	1		50.6400	02/24/26
	02/25/15	100,000				53.6100	02/25/22
								02/26/20					33,000	5	3,133,680	4
								02/28/19					35,000	6	3,323,600	4
								02/26/18	49,912	3	4,739,644	4
Larry M. Hutchison	02/26/20		140,000	2		100.7400	02/26/27
	02/28/19		150,000	2		82.5600	02/28/26
	02/26/18	75,000	75,000	2		87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
	02/24/16	93,750	31,250	1		50.6400	02/24/26
	02/25/15	100,000				53.6100	02/25/22
								02/26/20					33,000	5	3,133,680	4
								02/28/19					35,000	6	3,323,600	4
								02/26/18	49,912	3	4,739,644	4
Frank M. Svoboda	02/26/20		65,000	2		100.7400	02/26/27
	02/28/19		65,000	2		82.5600	02/28/26
	02/26/18	32,500	32,500	2		87.6000	02/26/25
	02/21/17	62,000				77.2600	02/21/24
	02/24/16	60,000				50.6400	02/24/23
	02/25/15	30,000				53.6100	02/25/22
								02/26/20					11,000	5	1,044,560	4
								02/28/19					12,000	6	1,139,520	4
								02/26/18	17,113	3	1,625,050	4
W. Michael Pressley	02/26/20		35,000	2		100.7400	02/26/27
	02/28/19		45,000	2		82.5600	02/28/26
	02/26/18	30,000	30,000	2		87.6000	02/26/25
	02/21/17	65,000				77.2600	02/21/24
								02/26/20					13,000	5	1,234,480	4
								02/28/19					12,000	6	1,139,520	4
								02/26/18	14,261	3	1,354,225	4

    48                 GL 2021 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Matthew Darden[7]	02/26/20		45,000	2		100.7400	02/26/27
	02/28/19		40,000	2		82.5600	02/28/26
	02/26/18	20,000	20,000	2		87.6000	02/26/25
	02/21/17	38,000				77.2600	02/21/24
								02/26/20					8,000	5	759,680	4
								02/28/19					7,500	6	712,200	4
								02/26/18	10,695	3	1,015,597	4
Steven K. Greer	02/26/20		40,000	2		100.7400	02/26/27
	02/28/19		40,000	2		82.5600	02/28/26
	02/26/18	20,000	20,000	2		87.6000	02/26/25
	02/21/17	38,000				77.2600	02/21/24
	02/24/16	35,000				50.6400	02/24/23
								02/26/20					7,500	5	712,200	4
								02/28/19					8,000	6	759,680	4
								02/26/18	11,408	3	1,083,304	4
1 Stock options vest at the rate of 25% per year over a four-year period commencing on the second anniversary of the grant date, with a ten-year term.
2 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
3 Performance shares to be issued with respect to a three-year performance period commencing January 1, 2018 and ending December 31, 2020, based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2021 upon certification of achievement of performance objectives by the Compensation Committee.
4 Calculated using 2020 year-end closing market price of $94.96 per share.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2020 and ending December 31, 2022, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2020.
6 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2019 and ending December 31, 2021, if at all, based upon the degree of satisfaction of three performance criteria. Value reflects next higher performance level, target or maximum, projected at fiscal year-end 2020.
7 Of the option awards and stock awards reflected in the table above, as a result of a 2020 divorce decree, Mr. Darden forfeited and transferred a total of 40,289 options (27,519 exercisable and 12,770 unexercisable) and will forfeit interests in 30.15% of unvested performance shares granted on February 26, 2018 and 13.45% of the unearned performance shares granted on February 28, 2019 to his former spouse.

    49                 GL 2021 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2020

	Option Awards			Stock Awards
Executive	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Gary L. Coleman	200,000		7,821,939	67,690	4	6,819,091	10
Larry M. Hutchison	200,000		7,818,748	67,690	5	6,819,091
Frank M. Svoboda	58,750	3	2,565,277	21,274	6	2,143,143	11
W. Michael Pressley	60,000		2,038,790	19,340	7	1,948,312	12
J. Matthew Darden	0		0	13,538	8	1,363,818	13
Steven K. Greer	0		0	9,670	9	974,156	14
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive retained 1,950 shares in a "modified cashless" option exercise.
4 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period. Executive surrendered to the Company 26,637 of such vested performance shares in payment of withholding taxes due.
5 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period.
6 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period. Executive surrendered to the Company 8,372 of such vested performance shares in payment of withholding taxes due.
7 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period. Executive surrendered to the Company 6,651 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period. Executive surrendered to the Company 5,328 of such vested performance shares in payment of withholding taxes due.
9 Executive acquired shares on February 26, 2020 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2017 - 2019 performance period. Executive surrendered to the Company 2,719 of such vested performance shares in payment of withholding taxes due.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $2,683,411.
11 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $843,395.
12 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $670,022.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $536,743.
14 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $273,912.

    50                 GL 2021 Proxy Statement

PENSION BENEFITS AT DECEMBER 31, 2020

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under The Globe Life Inc. Pension Plan (Pension Plan) and the Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation Supplemental Executive Retirement Plan, (effective January 1, 2007) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Pension Plan	39	2,894,129	0
	SERP	39	9,213,525	0
Larry M. Hutchison	Pension Plan	35	2,703,793	0
	SERP	35	8,437,912	0
Frank M. Svoboda	Pension Plan	17	1,558,743	0
	SERP	17	4,195,110	0
W. Michael Pressley	Pension Plan	18	1,751,816	0
	SERP	18	4,205,931	0
J. Matthew Darden	Pension Plan	6	428,573	0
	SERP	6	1,046,748	0
Steven K. Greer	Pension Plan	5	332,014	0
	SERP	5	581,642	0
1 Present value of accumulated benefits is calculated using the December 31, 2020 ASC 715 disclosure assumptions as follows: (a) discount rate of 2.94% for the Pension Plan benefits; (b) discount rate of 2.72% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2020; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he retires at age 55, the participant will be entitled to 50% of the accrued benefits. Each of the named executive officers, other than Messrs. Darden and Greer, is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2020, $230,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2020, $285,000), not on actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a Supplemental Executive Retirement Plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the Globe Life Inc. Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered
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compensation figure and the fixed amount annual limit on qualified pension plan benefits. Generally, no benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. However, for each employee who becomes a participant on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 24 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 26, 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment, in connection with stock options issued under the Company’s various incentive plans;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan (or the 2011 Plan, as applicable);
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.
Additionally, in the case of a change in control of the Company, stock options and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2020;
•	the per share price of Company stock is $94.96, which was the closing price of the stock on December 31, 2020;
•	the ages of the NEOs as of December 31, 2020 were Gary L. Coleman (age 67), Larry M. Hutchison (age 66), Frank M. Svoboda (age 59), W. Michael Pressley (age 69), J. Matthew Darden (age 49); and Steven K. Greer (age 48); and
•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination[1]	Involuntary Termination without Cause[1]	Termination for Cause[2]	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated term of option, whichever is shorter	three months after termination of employment or expiration of stated term of option, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated term of option, whichever is shorter	five years from retirement date or expiration of stated term of option, whichever is shorter	remaining balance of term of option, and all options remaining unvested vest in full on retirement date	remaining balance of term of option, and all options remaining unvested immediately vest in full	remaining balance of term of option or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
1Under Age 55
2“Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the
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consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
Stock options awarded beginning in 2015 to executives age 55 and above (54 and above beginning in 2018) on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.

Performance Shares and Termination of Employment

The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement (Age 60 - 10% of target award, Age 61 - 20% of target award, Age 62 - 40% of target award, Age 63 - 60% of target award, and Age 64 - 80% of target award). Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation, or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.

Termination of Employment—Stock Options and Performance Share Awards

The following table sets out values for outstanding “in the money” stock options and performance share awards that would have been realized by the NEOs as of December 31, 2020 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Gary L. Coleman	Stock Options					15,294,000	15,294,000
	Performance Shares					9,780,880	9,780,880
Larry M. Hutchison	Stock Options					15,294,000	15,294,000
	Performance Shares					9,780,880	9,780,880
Frank M. Svoboda	Stock Options			6,281,500			6,281,500
	Performance Shares						3,323,600
W. Michael Pressley	Stock Options					2,150,100	2,150,100
	Performance Shares					3,323,600	3,323,600
J. Matthew Darden[1]	Stock Options	819,801	1,215,000				1,463,000
	Performance Shares						2,184,080
Steven K. Greer	Stock Options	2,371,000	2,766,200				3,014,200
	Performance Shares						2,231,560
[1] Includes values for stock options that would be realized in the event of Mr. Darden's voluntary termination ($393,303), involuntary termination ($487,853), or disability/death ($521,209) forfeited and transferred to his former spouse as a result of a 2020 divorce decree; and interests in 30.15% of unvested performance shares granted in 2018 and 13.45% of unearned performance shares granted in 2019, which will be similarly forfeited.

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Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%
Based upon an assumed retirement date of December 31, 2020, Messrs. Coleman and Hutchison would each have $1,995,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda, Pressley, Darden and Greer are not covered by a Retirement Life Insurance Agreement.

Supplemental Executive Retirement Plan

The Globe Life Inc. Supplemental Executive Retirement Plan, formerly the Torchmark Corporation Supplemental Executive Retirement Plan, became effective January 1, 2007. Generally, no benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. However, for each employee who becomes a participant on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Assuming the NEOs (each of whom were participants in the plan prior to November 1, 2020) retired on December 31, 2020, since Messrs. Coleman, Hutchison, Svoboda and Pressley were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Messrs. Darden and Greer are not eligible to retire under the terms of the SERP. The annual benefits payable as of December 31, 2020 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2020 ($)
Gary L. Coleman	672,273
Larry M. Hutchison	594,885
Frank M. Svoboda	247,733
W. Michael Pressley	325,055

Change-in-Control—Stock Options and Performance Share Awards

The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change-in-control where the new controlling person does not assume or equitably substitute stock options or performance shares, all outstanding options become fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and (2) in the case of a change-in-control where the new controlling person assumes or equitably substitutes stock options or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change-in-control, all outstanding options are fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.
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For purposes of the 2018 Plan (and the 2011 Plan), a “change-in-control” generally consists of any one of the following events:

(i)An acquisition of 25% or more of the Company’s voting securities, but not including:
•an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
•an acquisition of securities by or from the Company;
•an acquisition of securities by a Company employee benefit plan; or
•an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.
(ii)Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).
(iii)A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:
•all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;
•no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and
•a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)The Company’s stockholders approve a complete liquidation or dissolution of the Company.
Assuming that the change-in-control occurred on December 31, 2020, the NEOs would have the following intrinsic option values and values for their unissued performance shares awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options[1] ($)	Unissued Performance Shares[1] ($)
Gary L. Coleman	15,294,000	9,780,880
Larry M. Hutchison	15,294,000	9,780,880
Frank M. Svoboda	6,281,500	3,323,600
W. Michael Pressley	2,150,100	3,323,600
J. Matthew Darden[1]	1,463,000	2,184,080
Steven K. Greer	3,014,200	2,231,560
[1] Includes intrinsic option values ($521,209) for stock options forfeited and transferred to Mr. Darden's former spouse as a result of a 2020 divorce decree; and values for interests in 30.15% of unvested performance shares granted in 2018 and 13.45% of unearned performance shares granted in 2019, which will be similarly forfeited.

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2020 DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	100,000	0	160,012	0	0	0	260,012
Linda L. Addison	13,333	260,100	0	0	0	0	273,433
Marilyn A. Alexander	115,000	160,029	0	0	0	0	275,029
Cheryl D. Alston	12,500	0	260,015	0	0	0	272,515
Jane M. Buchan	100,000	0	160,012	0	0	0	260,012
Robert W. Ingram	140,000	160,029	0	0	0	0	300,029
Steven P. Johnson	135,000	160,029	0	0	0	0	295,029
Darren M. Rebelez	106,667	160,029	0	0	0	0	266,696
Mary E. Thigpen	112,500	160,029	0	0	0	0	272,529
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,516 shares of restricted stock awarded to each of Ms. Alexander, Mr. Johnson and Ms. Thigpen; 2,464 restricted stock units (RSUs) awarded to Ms. Addison, and 1,516 RSUs awarded to each of Messrs. Ingram and Rebelez, all awarded on January 2, 2020.
2 Aggregate outstanding option awards at fiscal year end 2020 are as follows: for Mr. Adair, 51,995 shares; for Ms. Alston, 30,708 shares; and for Ms. Buchan, 29,767 shares. For Mses. Addison and Alexander, Messrs. Ingram, Johnson, Rebelez and Ms. Thigpen, 0 shares.
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 14,017 stock options with an exercise price of $105.56 per share awarded on January 2, 2020 to Ms. Alston and the 8,626 stock options with an exercise price of $105.56 awarded on January 2, 2020 to each of Mr. Adair and Ms. Buchan.

DIRECTOR COMPENSATION PHILOSOPHY

The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units and stock options.

PAYMENTS TO DIRECTORS

In 2020, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:
Cash Compensation
•Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan;
•The Lead Director receives an additional $40,000 annual retainer in cash, payable in quarterly installments;
•Annual Board committee Chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair, $20,000 for the Chair of the Compensation Committee, and $15,000 for the Chair of the Governance and Nominating Committee; and
•All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.
Equity Compensation
•Directors are paid $160,000 of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and
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•If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $160,000 of market value stock options awarded on the first NYSE trading day of each year.
Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year. Pursuant to the non-employee director sub-plan of the 2018 Plan, upon the date of their initial election to the Board, newly elected non-management directors receive $100,000 of restricted stock valued at the market closing price of Company common stock on that date.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.
Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2020, no non-management director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-management directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months, as elected by the director, with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2020.

RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS

On October 25, 2006, the Board adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.
At their February 26, 2020 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2020.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, the Company believes that all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were filed on a timely basis, except one late Form 4 filing was made by each of Marilyn A. Alexander (acquisition of director equity grant), Steven J. DiChiaro (sale of stock), and Steven K. Greer (sale of stock); and one Form 5 filing was made by each of Marilyn A. Alexander (late reporting surrender of shares to Company to pay withholding taxes upon vesting of restricted stock) and Steven K. Greer (late reporting sales of stock); and three Form 5 filings were made by Steven J. DiChiaro (late reporting sale of stock in 2013, late reporting of purchases and sales of stock in 2014, and late reporting of sales of stock in 2015).
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PRINCIPAL SHAREHOLDERS

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2020, as indicated from the most recent Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,976,468 [1]	10.49%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,233,077 [2]	6.9%
[1] The Vanguard Group reports the sole power to vote or direct the vote of 0 shares, shared power to vote or direct the vote of 159,528 shares, the sole power to dispose of or to direct the disposition of 10,544,710 shares and shared power to dispose or to direct the disposition of 431,758 shares. The subsidiaries which acquired the security being reported on by the parent holding company include: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Globe Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited.
[2] BlackRock, Inc. reports the sole power to vote or direct the vote of 6,261,168 shares and the sole power to dispose or to direct the disposition of 7,233,077 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. No one person’s interest in the common stock of the Company is more than 5% of the total outstanding common shares.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of three directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Steven P. Johnson, who currently serves as Committee Chairman, Cheryl D. Alston, and Mary E. Thigpen. All members of the Audit Committee, who served during 2020, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 23, 2021, after review and deliberation, the Board formally reaffirmed the status of Mr. Johnson (since February 2017) and Mary E. Thigpen (since February 2020) as the designated audit committee financial experts serving on the Audit Committee, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2020 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Steven P. Johnson, Chair
Cheryl D. Alston
Mary E. Thigpen

February 23, 2021

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
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PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2020 and 2019 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2020 ($)	2019 ($)
Audit Fees[1]	4,302,932	4,274,556
Audit Related Fees[2]	260,000	15,000
Tax Fees[3]	0	0
All Other Fees[4]	59,100	43,500
Total Fees	4,622,032	4,333,056

[1] Fees for audit services billed in 2020 and 2019 consisted of:
    (i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
    (ii) Review of the Company’s quarterly financial statements; and
    (iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
    (i) Services related to statutory matters in 2020 and 2019; and
                (ii) Comfort letters for debt transactions in 2020.
[3] Fees for tax fees consisted of:
                (i) None.
[4] Fees for assistance with subsidiary fund review in 2020 and 2019.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES

All audit and non-audit services performed by Deloitte in 2020 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The CFO or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s last meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.
    60                 GL 2021 Proxy Statement

PROCEDURAL MATTERS

Solicitation of Proxies

The Board of Globe Life Inc. solicits your proxy for use at the 2021 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held in a virtual format only, online via live audio webcast, at 10:00 a.m. Central Daylight Time on Thursday, April 29, 2021. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting is March 3, 2021 (the Record Date). At the close of business on the Record Date, there were 115,942,608 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2021 Annual Meeting, personally or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.

    61                 GL 2021 Proxy Statement

Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-laws, a nominee will be elected to the Board of the Company at the 2021 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

    62                 GL 2021 Proxy Statement

MISCELLANEOUS INFORMATION

Shareholder Proposals and Director Nominations for our 2022 Annual Meeting

In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2022 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 18, 2021.
Our Board has adopted proxy access, which permits an eligible shareholder (or a group of no more than 20 shareholders) owning at least 3% of the outstanding shares of the Company's common stock continuously for at least three years prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company, to submit director nominees constituting up to the greater of 20% of the Board or two directors, for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under this proxy access By-law provision must be delivered to or mailed and received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, not earlier than October 19, 2021, nor later than November 18, 2021.
If a shareholder proposal is submitted instead under the Company’s advance notice By-law provision (Article II, Section 10 of the By-laws) for presentation directly at an Annual Meeting rather than for inclusion in our proxy statement, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 30, 2021 nor later than February 13, 2022, together with the necessary supporting documentation required under that By-law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $9,000 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2020, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to the Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 18, 2021
    63                 GL 2021 Proxy Statement

APPENDIX A
Non-GAAP Reconciliation

The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per diluted common share (EPS)	Net operating income from continuing operations per diluted common share	Net income earnings per diluted common share (EPS)
Operating income[1]	Net operating income from continuing operations	Net income
Underwriting income or margin[1]	Insurance underwriting income or margin	Net income
NOI ROE[2]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities	Net income as a return on equity (ROE)
Book value per share, excluding net unrealized gains[2]	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share
1 Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Results of Operations for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
2 Shareholders' equity, excluding net unrealized gains or losses on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the fixed maturity available for sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.
A-1

Globe Life
Globe Life Inc.
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2 and 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Charles E. Adair	☐	☐	☐	1.7 Larry M. Hutchison	☐	☐	☐
1.2 Linda L. Addison	☐	☐	☐	1.8 Robert W. Ingram	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.3 Marilyn A. Alexander	☐	☐	☐	1.9 Steven P. Johnson	☐	☐	☐
1.4 Cheryl D. Alston	☐	☐	☐	1.10 Darren M. Rebelez	☐	☐	☐
1.5 Jane M. Buchan	☐	☐	☐	1.11 Mary E. Thigpen	☐	☐	☐
1.6 Gary L. Coleman	☐	☐	☐				

2. Ratification of Auditors: ☐ For ☐ Against ☐ Abstain

3. Approval of 2020 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 29, 2021
10:00 a.m. (CDT)

Virtual Meeting
Online via live audio webcast

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/GL** on your smartphone, tablet or computer. You will need the latest version of Chrome, Safari, Internet Explorer, Edge or Firefox. Please ensure your browser is compatible.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting, an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

Important notice regarding the Internet availability of Proxy Materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2020 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held in virtual format, via live audio webcast, on the 29th day of April, 2021 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and, in the discretion of the persons named above or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE
www.proxypush.com/GL

Use the Internet to vote your Proxy.
Scan code on the front for mobile voting.

TELEPHONE
1-866-883-3382

Use a touch-tone telephone to vote your Proxy.

MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 28, 2021.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 26, 2021 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.